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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Soliciting Material under §240.14a-12

The Empire District Electric Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE EMPIRE DISTRICT ELECTRIC COMPANY
602 S. Joplin Avenue
Joplin, Missouri 64801

March 14, 2012

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m., CDT, on Thursday, April 26, 2012, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

        At the meeting, stockholders will be asked to elect four persons to our Board of Directors for three-year terms, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and vote upon a non-binding advisory proposal to approve the compensation of our named executive officers.

        Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote the enclosed proxy through the Internet, by telephone or by mail. Please note that the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

        At the meeting, if you desire to vote in person, you may withdraw the proxy.

                      Sincerely,

                      Bradley P. Beecher
                       President and Chief Executive Officer

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 S. Joplin Avenue
Joplin, Missouri 64801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

        Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Thursday, the 26th of April, 2012, at 10:30 a.m., CDT, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, for the following purposes:

  1.
  To elect four persons named in the accompanying proxy statement as Directors for terms of three years.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2012.

  3.
  To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

  4.
  To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

        Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

        This year, we are once again pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2011 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2011 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

        Holders of Common Stock of record on the books of Empire at the close of business on February 27, 2012 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 S. Joplin Avenue, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

        STOCKHOLDERS ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO EITHER VOTE THE PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN AND DATE THE PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

        Please note that the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Joplin, Missouri
Dated: March 14, 2012

                      Janet S. Watson
                       Secretary-Treasurer

PROXY STATEMENT

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 S. Joplin Avenue
Joplin, Missouri 64801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 26, 2012

1. GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, hereinafter referred to as Empire (Empire), a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 26, 2012, and at any and all adjournments of the meeting.

        A form of proxy is available for execution by stockholders. The proxy reflects the number of shares registered in a stockholder's name. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of Empire, by duly executing a proxy bearing a later date or by voting in person at the meeting.

        A copy of our Annual Report for the year ended December 31, 2011 has been mailed or made available electronically to each stockholder of record for the meeting. You are urged to read the entire Annual Report.

        The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 14, 2012, will be made by use of the mails, telephone, Internet and fax and by our regular employees without additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

        February 27, 2012 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 41,910,391 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

        The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. For the ratification of the appointment of Empire's independent registered public accounting firm, the vote of a majority of the shares voted on such matter, assuming a quorum is present, shall be the act of the stockholders on such matter.

        With respect to the non-binding advisory proposal to approve the compensation of our named executive officers, the votes that stockholders cast "for" must exceed the votes that stockholders cast "against" to approve this advisory vote. However, because your votes are advisory on this proposal, they will not be binding.

        A stockholder voting for the election of directors may withhold authority to vote for all or certain director nominees. A stockholder may also abstain from voting on any of the other proposals. Votes withheld from the election of any nominee for director, abstentions from any other proposal and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter. With respect to shares allocated to a participant's account under our 401(k) Plan and ESOP, such participant may direct the trustee of the plan, as indicated on the proxy card, on how to vote the shares allocated to such participant's account. If no direction is given with respect to the shares allocated to a participant's account under the plan, the trustee will vote such shares in the same proportion as the shares for which directions were received from other participants in the plan.

        A "broker non-vote" occurs if a broker or other nominee who is entitled to vote shares on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange ("NYSE"), brokers may vote a client's proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client's proxy without voting instructions on "non-discretionary" items. The ratification of Empire's independent registered public accounting firm is considered a "discretionary" item. However, as a result of rule changes by the NYSE, the election of directors is now considered a "non-discretionary" item and brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. The non-binding advisory proposal with respect to executive compensation is also a "non-discretionary" item. Please return your proxy card so your vote can be counted.

2. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

A. ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        The Board of Directors is divided into three classes with the Directors in each class serving for a term of three years. The term of office of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors are required to retire when they reach the retirement age of 73. Empire's Articles of Incorporation permit the Board of Directors to vary in size from 9 to 11 members. The Board of Directors determines the appropriate size of the Board within this range, which may vary to accommodate the needs of Empire and its stockholders and the availability of suitable candidates. In 2011, the Board approved an increase in the size of the Board from 10 to 11 members.

        During 2011, the Board of Directors held four regular meetings and one special meeting. At these meetings, the Board considered a wide variety of matters involving, among other things, our strategic planning, new generation projects, our financial condition and results of operations, financings, our capital and operating budgets, regulatory proceedings, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices. All of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served.

        Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxies for the election of Mr. D. Randy Laney, Ms. Bonnie C. Lind, Mr. B. Thomas Mueller, and Dr. Paul R. Portney, all who are current members of the Board of Directors, as Class I Directors. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

 Information about Nominees and Directors

        The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. The Committee does not have a formal diversity policy; however, the Committee endeavors to select candidates with a broad mix of professional and personal backgrounds in order to best meet the needs of the Board, Empire and our stockholders. The Nominating/Corporate Governance Committee begins the director search process by identifying specific experience, qualifications, attributes or skills they believe to be the most beneficial in enabling the Board of Directors to satisfy its responsibilities effectively in light of our business and structure. These have included financial expertise, capital markets experience, environmental and regulatory experience, utility leadership experience and service-area business experience. A third-party search firm is sometimes paid a fee to assist in the process of identifying and evaluating candidates that have the experience, qualifications, attributes and skills to match the search criteria. The Director nominees must also have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated superior business acumen and an ability to exercise sound judgment.

        The name, age, principal occupation for the last five years, period of service as a Director of Empire, other directorships of each Director and the qualifications of each Director are set forth below. In addition, included in the information below, is a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director of Empire in light of our business and structure. See "—Director Nomination Process" below for more information on the selection of director nominees.

Nominees for Director

CLASS I DIRECTORS
Nominated Term Expiring at the 2015 Annual Meeting

        D. Randy Laney, age 57, joined our Board of Directors in 2003 and has served as the Non-Executive Vice Chairman of the Board from 2008 to 2009 and Non-Executive Chairman of the Board since April 23, 2009. He retired as Vice-Chairman of Investlinc Group (private investment and wealth services) in 2008, a position he had held since 2003. Mr. Laney spent 23 years with Wal-Mart Stores in positions of Corporate Counsel/Corporate Secretary, Director of Finance, Vice President of Finance, Benefits and Risk Management and Vice President of Finance and Treasurer. In addition, Mr. Laney has provided strategic advisory services to both private and public companies and served on numerous profit and non-profit boards. Mr. Laney brings significant management and capital markets experience, and strategic and operational understanding to his position as Chairman of the Board.

        Bonnie C. Lind, age 53, joined our Board of Directors in 2009. Ms. Lind has served as Senior Vice President, Chief Financial Officer and Treasurer, of Neenah Paper Inc. (global manufacturer of premium performance based papers) since 2004. Prior to the spin-off of Neenah Paper from Kimberly-Clark Corporation in 2004, she held various financial and strategic management positions at Kimberly-Clark from 1982 to 2003, most recently as the Assistant Treasurer from 1999 to 2003. Ms. Lind has significant financial, capital markets and banking experience in a cyclical industry which consumes large quantities of energy and is affected by energy prices. Her financial, capital markets and banking experience in a small-cap, NYSE listed company brings to the Board and the Audit Committee a wealth of knowledge in dealing with financial and accounting matters in a comparable public company. Ms. Lind has been designated an Audit Committee Financial Expert.

        B. Thomas Mueller, age 64, joined our Board of Directors in 2003. Mr. Mueller is the Founder and has served as the President since 1987 of SALOV North America Corporation, a U.S. subsidiary of an Italian multi-national group that imports and markets Filippo Berio olive oil throughout the U.S. As a

Certified Public Accountant and an attorney, Mr. Mueller was formerly an international tax partner with KPMG Peat Marwick. His leadership skills and accounting and finance experience, as well as his experience with complex global financial issues, make him a skilled advisor with the knowledge necessary to lead our Audit Committee. Mr. Mueller has been designated an Audit Committee Financial Expert.

        Paul R. Portney, age 66, joined our Board of Directors in 2009. Dr. Portney served as Dean of the Eller College of Management at the University of Arizona from 2005 to 2010 and where he continues as a professor teaching such courses as "Energy, Environment and Business Strategy." Dr. Portney has been at the center of public environmental policy for three decades. At Resources for the Future, where he worked from 1972-2005 and was President and Chief Executive Officer from 1995 to 2005, he conducted research on environmental protection and regulation, natural resources policy, federal energy policy, air pollution, health and safety regulation, and provision of public goods. Dr. Portney is author and co-author of ten books, including Public Policies for Environmental Protection. The Board of Directors values his deep knowledge of environmental policy and the environmental challenges and regulation facing our industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE.

Members of the Board of Directors Continuing in Office

CLASS II DIRECTORS
Term Expiring at the 2013 Annual Meeting

        Ross C. Hartley, age 64, joined our Board of Directors in 1988. Mr. Hartley is a private investor and runs a small venture capital firm. He is also the Co-Founder and has been a Director of NIC Inc., an investor-owned company that is a leader in providing e-government solutions for federal, state and local governments since 1991. Mr. Hartley was a long-time leader in the independent insurance business in our tri-state area and has varied experience on both public and private boards including significant experience serving on Finance and Audit Committees. Mr. Hartley is a successful entrepreneur and is valued by the Board of Directors for his business acumen and experience gained from 24 years of service as a Director.

        Herbert J. Schmidt, age 56, joined our Board of Directors in 2010. Mr. Schmidt has served as the Executive Vice President of Con-way Inc. and President of Con-way Truckload (trucking services) since 2007. Prior to the merger of Contract Freighters, Inc. (CFI) with Conway Inc. in 2007, Mr. Schmidt held positions at CFI of President and Chief Executive Officer from 2005 to 2007 and President from 2000 to 2005. Prior to his becoming President in 2005, he was employed in a series of progressively more responsible positions at CFI where he gained extensive knowledge in risk management, safety, insurance, benefits, security, and compliance. Mr. Schmidt, a long-time, service-area resident and businessman, has demonstrated exceptional management ability, community involvement and leadership, and his knowledge of Empire's service area, customers and stockholders brings valuable insight to the Board of Directors.

        C. James Sullivan, age 65, joined our Board of Directors in 2010. Mr. Sullivan has served as Principal of Sullivan Group LLC (utility and energy consulting) since 2008. He served as President of the Alabama Public Service Commission (the public utility regulator in Alabama) from 1983 to 2008 and has been active in the National Association of Regulatory Utility Commissioners (NARUC) serving in various capacities including President from 1998-1999. He served as a member of the University of Chicago Board of Governors which administers the Argonne National Laboratory for the Department of Energy. He is also a member of the Alabama State Bar. Mr. Sullivan's diverse experience and vast knowledge of utility issues brings to the Board of Directors critical insight into utility regulation, the regulatory process and the challenges facing the utility industry.

 CLASS III DIRECTORS
Nominated Term Expiring at the 2014 Annual Meeting

        Kenneth R. Allen, age 54, joined our Board of Directors in 2005. Mr. Allen has served as Vice President, Finance and Chief Financial Officer of Texas Industries, Inc. (cement, aggregate and concrete products firm) since 2008 and was the Vice President, Treasurer and Director of Investor Relations from 1996 to 2008. Mr. Allen also worked as an economist and an analyst for an electric industry consultant early in his career which gives him additional insight into some of the challenges facing the industry. Mr. Allen has significant financial, capital markets, and investor relations experience with a small-cap, NYSE listed company in a highly capital and energy intensive industry. He also has considerable experience developing incentive compensation plans which serves him well as chairman of the Compensation Committee. Mr. Allen has been designated an Audit Committee Financial Expert.

        Bradley P. Beecher, age 46, joined our Board of Directors in 2011. Mr. Beecher, a professional engineer, has served as President and Chief Executive Officer of Empire since June 1, 2011. Mr. Beecher has also held the offices of Executive Vice President of Empire, Executive Vice President and Chief Operating Officer—Electric, Vice President—Energy Supply, Director of Strategic Planning as well as other operational and management positions during his career. His engineering background combined with 23 years of broad-based electric industry experience and proven leadership skills position him well to serve as a Director and leader of the Company.

        William L. Gipson, age 55, joined our Board of Directors in 2002 and retired as President and Chief Executive Officer of Empire on May 31, 2011, a position he held since 2002. Mr. Gipson held various operational and management positions during his thirty year career with Empire. His deep knowledge of all aspects of our business, combined with his exceptional business acumen and drive for innovation and excellence are invaluable to the Board of Directors.

        Thomas M. Ohlmacher, age 60, joined our Board of Directors in 2011. Mr. Ohlmacher retired as President and Chief Operating Officer, Non-regulated Energy from Black Hills Corporation on March 31, 2011, a position he had held since 2002. He began his utility career with Black Hills Corporation (diversified energy company) in 1974 as a Performance Engineer and held various operational, strategic planning, and managerial positions. Mr. Ohlmacher's experience includes the construction and operation of conventional coal and natural gas fired generation and the integration of renewable wind, solar and hydro generation. He brings to the Board of Directors a wealth of industry and technical knowledge, as well as considerable insight into the leadership and business strategy of a public utility company.

Director Independence

        The Board of Directors has adopted the following standards to assist it in making determinations of independence in accordance with the New York Stock Exchange (the "NYSE") Listed Company Manual:

  1.
  A Director shall not fail to meet any of the independence tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto.

  2.
  The Board of Directors shall affirmatively determine that, after taking into account all relevant facts and circumstances, the Director has no material relationships with Empire (either directly or as a partner, stockholder or officer of an organization that has a relationship with Empire). For purposes of this determination, the following relationships are not material (unless otherwise prohibited by clause 1 above):

    a.
    If a Director (or any family member of a Director) is a current or former customer, or a current or former employee or Director of a customer (or an affiliate of a customer), of Empire.

    b.
    If a Director is a former employee of an organization which provides investment banking services to Empire or which publishes research opinions with respect to any securities of Empire.

    c.
    If a family member of a Director is an employee of, or otherwise affiliated with, a charitable organization to which Empire contributes less than $25,000 in any fiscal year.

    d.
    If a Director (or any family member of a Director) receives benefits payments under Empire's Retirement Plan or Empire's Supplemental Executive Retirement Plan.

    e.
    If a Director is an executive officer of an organization which is affiliated with an organization where an executive officer of Empire serves on the board.

        The Board of Directors has determined that each of the following meet the independence standards adopted above: Kenneth R. Allen, Ross C. Hartley, D. Randy Laney, Bonnie C. Lind, B. Thomas Mueller, Thomas M. Ohlmacher, Paul R. Portney, Herbert J. Schmidt, and C. James Sullivan. The Board of Directors has determined that Bradley P. Beecher and William L. Gipson do not meet the independence standards adopted above.

Executive Sessions

        The terms of our Corporate Governance Guidelines provide that Directors will meet in two separate executive sessions chaired by the Chairman of the Board, as follows: (1) all of the Directors will meet in executive session and (2) all of the independent Directors will meet in executive session. Such is the practice at each Board meeting. With the exception of Mr. Beecher and Mr. Gipson, all of the Directors of Empire are also independent Directors.

Board Leadership Structure

        The positions of Chairman of the Board and Chief Executive Officer have been held by separate individuals since 2002 in recognition of the differences between the two roles. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman works with the Chief Executive Officer and other Board members to provide strong, independent oversight of our management and affairs. The Chairman approves Board meeting agendas and presides over meetings of the full Board.

Risk Oversight

        Our Board of Directors is responsible for the oversight of management's responsibility to assess and manage our major financial and other risk exposures, including operational, legal, regulatory, business, financial, commodity, strategic, environmental, credit, liquidity, and reputation risks. The Board reviews with management the categories of risk we face, including any risk concentrations and risk interrelationships, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. In addition, the Board reviews management's implementation of its risk practices, policies and procedures to assess whether they are being followed and are effective. As part of this oversight role, the Board participates in a bi-annual enterprise risk management assessment.

        While the Board of Directors has the ultimate oversight responsibility for risk management activities, various committees of the Board also have responsibility for the oversight of risk management. In particular, the Audit Committee focuses on financial risk, including counterparty credit risk, internal controls, and receives risk assessment reports from our internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Strategic Projects Committee works with management to oversee utility capital projects and operational issues of strategic importance.

        The Risk Oversight Committee assists the Board in fulfilling its responsibility to oversee our risk management activities. The members of the Risk Oversight Committee consist of the Chairman of the Board as well as the Chairperson of each of the Audit, Compensation, Nominating/Corporate Governance and Strategic Projects Committees.

Committees of the Board of Directors

Audit Committee

        We have an Audit Committee of the Board of Directors. The Board has adopted and approved a written charter for the Audit Committee. The charter is available on our website at www.empiredistrict.com. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act").

        In accordance with its written charter, the Audit Committee assists the Board in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the Independent Registered Public Accounting Firms' qualification and independence and (4) the performance of our internal audit function and independent auditors. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditors. The Audit Committee held eight meetings during 2011. The members of the Audit Committee are Ms. Lind and Messrs. Allen, Hartley and Mueller, each of whom is independent (as independence is defined in the NYSE Listing Standards and the rules of the Securities and Exchange Commission (the "SEC") applicable to audit committee members) and is financially literate (as determined by the Board in its business judgment in accordance with NYSE Listing Standards). The Board has also determined that Ms. Lind and Messrs. Allen and Mueller are "audit committee financial experts" (as defined in the instructions to Item 407(d)(5)(i) of Regulation S-K). None of the members of the Audit Committee serve on the Audit Committee of another public company. The report of the Audit Committee can be found below under the heading "Other Matters—Audit Committee Report."

Compensation Committee and Compensation Committee Interlocks and Insider Participation

        We have a Compensation Committee of the Board of Directors. The Compensation Committee assists the Board in establishing and overseeing Director and executive officer compensation policies and practices of Empire on behalf of the Board. The Compensation Committee determines the compensation of each of our executive officers as more fully described under "Executive Compensation—Compensation Discussion and Analysis." Also, as more fully described under "Executive Compensation—Compensation Discussion and Analysis," our Chief Executive Officer makes recommendations to the Compensation Committee with respect to certain aspects of executive compensation. The charter for the Compensation Committee is available on our website at www.empiredistrict.com. The Compensation Committee held five meetings during 2011. The members of our Compensation Committee are Messrs. Allen, Laney, Ohlmacher, Portney and Schmidt. The Board has determined that each member of the Compensation Committee is "independent" as defined by the NYSE Listing Standards. The report of the Compensation Committee can be found below under the heading "Executive Compensation—Compensation Committee Report."

        None of the members of our Compensation Committee has ever been an officer or employee of Empire or any of its subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under "Transactions with Related Persons" below. None of our current executive officers has ever served as a Director or member of the Compensation Committee (or other Board committee performing equivalent functions) of another for-profit corporation.

Nominating/Corporate Governance Committee

        We have a Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee is primarily responsible for (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select (or re-nominate) the Director nominees for the next annual meeting of stockholders, (2) developing and recommending to the Board a set of corporate governance guidelines applicable to Empire, (3) developing, approving and administering policies and procedures with respect to related person transactions, (4) overseeing the evaluation of the Board and its committees, (5) annually reviewing and recommending Board committee membership, and (6) working with the Board to evaluate and/or nominate potential successors to the CEO. The charter for the Nominating/Corporate Governance Committee is available on our website at www.empiredistrict.com. The Committee held three meetings in 2011. The members of the Committee are Ms. Lind and Messrs. Allen, Hartley, Laney, and Sullivan. The Board has determined that each member of the Nominating/Corporate Governance Committee is "independent" as defined by the NYSE Listing Standards. The report of the Nominating/Corporate Governance Committee can be found below under the heading "—Nominating/Corporate Governance Committee Report."

Director Nomination Process

        The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. The Committee does not have a formal diversity policy; however, the Committee endeavors to select candidates with a broad mix of professional and personal backgrounds in order to best meet the needs of the Board, Empire and our stockholders. In addition, the Committee takes into account the nature of and time involved in the Director's other employment and service on other boards. The Committee reviews with the Board, as required, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of Empire. The Director nominees must also have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated superior business acumen and an ability to exercise sound judgment. When seeking new candidates, the Committee has sometimes paid a fee to a third party to assist in the process of identifying and evaluating candidates.

        The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders for election to the Board of Directors. In order to be considered, proposals for nominees for director by stockholders must be submitted in writing to Corporate Secretary: The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

        In order to nominate a director at the Annual Meeting, Empire's By-Laws require that a stockholder follow the procedures set forth in Article VI, Section 5 of Empire's Restated Articles of Incorporation. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered (i) in the case of a nomination for election at an annual meeting, not less than 35 days nor more than 50 days prior to the annual meeting; and (ii) in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the public disclosure was made.

        The stockholder notice must set forth the following:

  •
  As to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and

  •
  As to the nominating stockholder on whose behalf the nomination is made, (a) the name and address, as they appear on Empire's books, (b) a representation that the stockholder is a holder of record of the common stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

        In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We did not receive any recommendations for director nominees for the current Annual Meeting of Stockholders by any of our stockholders.

Nominating/Corporate Governance Committee Report

        The Nominating/Corporate Governance Committee recommended that the Board of Directors nominate Mr. D. Randy Laney, Ms. Bonnie C. Lind, Mr. B. Thomas Mueller, and Dr. Paul R. Portney as Class I Directors. Mr. Laney, Ms. Lind, Mr. Mueller and Dr. Portney have been nominated by the Board as Class I Directors subject to stockholder approval, for three-year terms ending at the Annual Meeting of Stockholders in 2015.

        Empire's Board of Directors operates pursuant to a set of written Corporate Governance Guidelines that set forth Empire's corporate governance philosophy and the governance policies and practices that the Board has established to assist in governing Empire and its affiliates. The Guidelines describe the Board membership criteria and the internal policies and practices by which Empire is operated and controlled on behalf of its stockholders.

        In 2011, the Board and its committees continued to examine their processes and strengthen them as appropriate, and the Board's evaluation of Empire's corporate governance processes is ongoing. This assures that the Board and its committees have the necessary authority and practices in place to review and evaluate Empire's business operations as needed, and to make decisions that are independent of Empire's management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have full access to officers and employees of Empire, and retain their own advisors as they deem appropriate.

        The Code of Business Conduct and Ethics, which is applicable to all of our Directors, officers and employees, and the Corporate Governance Guidelines comply with the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange. We also have a separate code of ethics that applies to our chief executive officer and our senior financial officers, including our chief financial officer and our chief accounting officer. All of our corporate governance materials, including our codes of conduct and ethics, our Corporate Governance Guidelines, and our Policy and Procedures with Respect to Related Person Transactions are available for public viewing on our website at www.empiredistrict.com under the heading Investors, Corporate Governance. Copies of our corporate governance materials are also available without charge to interested parties who request them in writing from: Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

Ross C. Hartley, Chairman
Kenneth R. Allen
D. Randy Laney
Bonnie C. Lind
C. James Sullivan

Attendance at Annual Meetings

        Empire's Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. All members of Empire's Board of Directors attended the Annual Meeting of Stockholders in 2011.

B. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)

        Empire is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2012. PwC was appointed by the Audit Committee of the Board of Directors on February 1, 2012, and has acted in this capacity since 1992.

        Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Empire and its stockholders.

        Passage of the proposal requires the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2012.

C. NON-BINDING ADVISORY VOTE OF THE STOCKHOLDERS
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 3 on Proxy Card)

        The Company is providing its stockholders with the opportunity to cast an advisory vote on executive compensation (a "say-on-pay-advisory proposal") as described below. The Company believes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company's executive compensation program.

        At our annual meeting of stockholders held in April 2011, a substantial majority of the votes cast on the say-on-pay advisory proposal were voted in favor of the proposal. The Compensation Committee believes this affirms the stockholders' support of our approach to executive compensation.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to provide a competitive compensation package that will enable us to attract and retain highly talented individuals for key positions and promote the accomplishment of our performance objectives. The overarching objective is to provide a conservative, yet secure, base salary, with the opportunity to earn a significantly higher total level of compensation under programs that link executive compensation to Company and individual performance factors.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This say-on-pay advisory proposal gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement pursuant to Item 402 of Regulation S-K, the compensation disclosure rule of the SEC. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting of Stockholders:

        "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, including those expressed by their vote on this proposal, and will consider the outcome of this vote when making future decisions with respect to our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

 3. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Officers

        The following table shows information with respect to the number of shares of our common stock beneficially owned as of February 27, 2012 by each of our executive officers named in the Summary Compensation Table, each Director, each Director nominee and our Directors and executive officers as a group.

Name	Position	Shares of Common Stock Beneficially Owned(1)
D. Randy Laney	Director, Chairman of the Board	14,741
Kenneth R. Allen	Director	11,368
William L. Gipson(2)	Director	75,820
Ross C. Hartley(3)	Director	41,443
Bonnie C. Lind	Director	500
B. Thomas Mueller(4)	Director	24,295
Thomas M. Ohlmacher	Director	3,032
Paul R. Portney	Director	500
Herbert J. Schmidt	Director	2,500
C. James Sullivan	Director	4,881
Bradley P. Beecher(2)	President and Chief Executive Officer and Director	34,396
Laurie A. Delano	Vice President-Finance and Chief Financial Officer	3,478
Gregory A. Knapp(2)	Former Vice President-Finance and Chief Financial Officer	34,993
Ronald F. Gatz(2)	Vice President and Chief Operating Officer-Gas	39,306
Michael E. Palmer(2)	Vice President-Transmission Policy and Corporate Services	25,085
Kelly S. Walters(2)	Vice President and Chief Operating Officer-Electric	12,650
Directors and named executive officers, as a group		328,988

(1)
No Director or executive officer owns more than 0.5% of the outstanding shares of our common stock and all Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

(2)
Includes 48,200, 15,500, 12,900, 21,800, 13,500 and 5,600 shares, respectively, issuable upon the exercise of currently exercisable stock options for Mr. Gipson, Mr. Beecher, Mr. Knapp, Mr. Gatz, Mr. Palmer, and Ms. Walters.

(3)
Includes 2,140 shares for which Mr. Hartley holds a power of attorney for a non-resident relative.

(4)
Includes 16,766 shares in two family trusts for which Mr. Mueller is co-trustee.

 Other Stock Ownership

        The following table reflects the holdings of those known to us to own beneficially more than 5% of our common stock as of February 27, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,226,420	(1)	5.3%

(1)
Based on a Schedule 13G dated February 13, 2012, filed with the Securities and Exchange Commission by BlackRock, Inc. BlackRock, Inc. has sole voting and dispositive power with respect to 2,226,420 shares.

4. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Role of the Compensation Committee

        The Compensation Committee (Committee), on behalf of the Board of Directors, administers our director and executive compensation programs. The Committee and the Board of Directors work together to establish and oversee director and executive officer compensation policies and practices, review and analyze general industry and peer group compensation data, review and approve executive officer goals and objectives, evaluate executive officer performance, and determine director and executive compensation levels. The Committee also considers the outcome of the stockholder advisory votes on executive compensation when evaluating executive compensation policies and practices and when making future executive compensation decisions. The Committee is composed entirely of non-employee, independent directors who are appointed by and serve at the sole discretion of the Board of Directors. The Committee meets at scheduled times during the year and on an as-needed basis. The duties and responsibilities of the Committee are described in its charter which has been approved by the full Board of Directors.

The Role of the President and CEO

        The President and CEO attends Committee meetings, including the meeting where the Committee deliberates base salary changes and annual metrics and performance measures for the executive officers. His role at these meetings is to review performance, make recommendations, and answer questions Committee members may have before they establish base salary levels and annual metrics and performance measures for the coming year. The President and CEO does not directly participate in the deliberations of the Committee and he is not present during nor does he take part in any way in the Committee's deliberations with respect to establishing his compensation. Effective May 31, 2011, Mr. William L. Gipson retired from his position as President and CEO and was succeeded by Mr. Bradley P. Beecher, who most recently served as Executive Vice President.

The Role of the Consultant

        Periodically the Committee will retain the services of an independent compensation consulting firm (consultant), to provide ongoing analysis and recommendations regarding compensation practices and trends in the utility industry as well as the national market, and to review and evaluate our executive compensation program as compared to executive compensation practices of other companies with similar characteristics, including size and type of business. The last such executive compensation review was performed in 2010 when the Committee retained the services of Hay Group. The Committee engaged Hay Group during 2011 to perform calculations necessary to determine performance-based equity awards.

        The Committee has sole responsibility for hiring, terminating and directing the activities of the consultant. The consultant does not perform other services for us outside of its engagement with the Committee, but may interact directly with the President and CEO, our legal counsel and/or other Company personnel for the purpose of obtaining executive officer compensation and performance data to be used in its review and analysis. During their review, the consultant analyzes the relative positioning of each of our executive officer positions to similar positions within its national market database, and evaluates the compensation levels of peer group companies relative to the compensation benchmarks set by the Committee. The consultant utilizes data associated with its national market and peer group survey companies in recommending the structure of the executive compensation program relative to the results of its analysis. The Committee retains all decision-making and approval authority with regard to determining executive compensation levels.

The Role of Stockholder Say-on-Pay Advisory Votes

        We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay advisory proposal" as described under Section 2, "MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING"). At our annual meeting of stockholders held in April 2011, a substantial majority of the votes cast on the say-on-pay advisory proposal at that meeting were voted in favor of the proposal. The Committee believes this affirms stockholders' support of our approach to executive compensation, and did not change its approach in 2011.

Compensation Philosophy

        The compensation program for executive officers is designed to provide a competitive compensation package that will enable us to attract and retain highly talented individuals for key positions and promote the accomplishment of our performance objectives. The overarching objective of the Committee is to provide a conservative, yet secure, base salary, with the opportunity to earn a significantly higher total level of compensation under programs that link executive compensation to Company and individual performance factors.

        The Committee structures the executive compensation program to motivate executives to achieve specified business goals and to reward the achievement of those goals. Compensation decisions made by the Committee are based on market analysis, Company performance, achievement of individual performance objectives, and the level and nature of the executive's responsibilities and the level of experience in his or her position.

        Our compensation program includes three basic compensation elements: (1) Base Salary, (2) Annual Cash Incentives, and (3) Long-Term Incentives. Each element is discussed more fully below. Base Salary combined with Annual Cash Incentives makes up Total Cash Compensation. Total Cash Compensation combined with Long-Term Incentives makes up Total Direct Compensation.

        The Committee has established a compensation philosophy that targets a certain level for each element of executive pay based on a national market survey developed by the consultant. This survey is discussed in more detail below under "Benchmarking". Base Salary is targeted within a range surrounding the mid-point between the 25th and 50th percentiles of this national market survey. The use of a range is appropriate to recognize the level of experience each executive may have in the position he or she holds. If an executive's Base Salary is established at the mid-point described above, then Total Cash Compensation and Total Direct Compensation will also be targeted to approximate the mid-point between the 25th and 50th percentiles of the same national market survey. However, as we will discuss below, these two elements of compensation are expressed as percentages of Base Salary. Therefore, the relative positioning of each executive's target Total Cash Compensation and Total Direct

Compensation opportunity with respect to the mid-point between the 25th and 50th percentiles of the national market survey is affected by their positioning within the Base Salary range discussed above.

        In targeting these levels, the Committee has established a conservative pay program as compared to the general market and our peer group. By design, Base Salary is set significantly lower than the average Base Salary of the national market. However, the Annual Cash Incentive and Long-Term Incentive elements provide each executive the potential, at the highest level of performance, to achieve total compensation closer to the average total compensation level of the national market (i.e., the 50th percentile). These "at-risk" elements of compensation are tied to both short- and long-term performance measures. In essence, at-risk compensation must be "re-earned" annually.

        At the time the last executive compensation program review was performed in 2010, the consultant provided the Committee with information regarding practices and trends in compensation programs in the utility industry as well as the national market and reviewed and evaluated our compensation program as compared to compensation practices of other companies with similar characteristics, including size and type of business. The consultant, at the direction of the Committee, conducted this review in order to assess our relative competitive position with regard to compensation being paid within the markets in which we compete for executive talent. As a result, the Committee has set these target levels in a manner designed to (1) be competitive and permit us to attract and retain executive talent, (2) be conservative with respect to our peer group and the national market, and (3) provide incentive for executives to achieve individual and company performance goals.

        In addition, the consultant found that the most prevalent approach used to deliver long-term incentive compensation to executives in the utility industry, and in particular to executives of our peer group of companies discussed below, was a combination of performance shares and time-vested restricted stock. Effective January 1, 2011, as a result of these findings, the Committee elected to replace the stock option and dividend equivalent portions of the Long-Term Incentive element of the executive compensation program with time-vested restricted stock awards.

Benchmarking

        As noted above, the Committee sets the benchmarks (i.e., the 25th percentile, the 50th percentile and the midpoint between the 25th and 50th percentiles) based on a national market survey developed by the consultant. Once these levels are set, the Committee then compares the values resulting from this benchmarking process to the corresponding compensation levels at an industry-specific peer group of companies also developed by the consultant. This comparison is done to ensure that total compensation is competitive within the industry and appropriate when certain levels of performance are achieved. If, based on this comparison, the Committee determines that the levels set through the benchmarking process are not competitive or are not appropriate, the Committee may adjust the applicable compensation levels and targets accordingly.

        At the time the last executive compensation review was performed, the consultant informed us that the national market survey discussed above contained information on thousands of executives from over 1,400 parent organizations and independent operating units across all industry sectors. In terms of participating organization size, 45% had annual revenues less than $1 billion, 33% had annual revenues between $1 billion and $5 billion, and 22% had annual revenues exceeding $5 billion. Approximately 70% of the organizations participating in the survey had less than 10,000 employees and 57% had less than 5,000 employees. The survey companies encompassed three major market sectors: financial (15%), services (41%), and industrial/manufacturing (43%). Included within the industrial/manufacturing sector were 48 utility companies and 83 general manufacturing organizations. The Committee relied on the consultant to conduct its own research, compile its own survey data and provide a summarization of such data relevant to the Committee's decisions with respect to setting compensation levels. Hence, the Committee did not review the names of the participating survey companies prior to making compensation decisions. However, the names of the parent companies that participated in the national market survey most recently utilized by the consultant in work performed for the Committee are attached hereto as Appendix A.

        The industry-specific peer group of companies discussed above is recommended by the consultant and represents publicly traded electric or electric and gas utilities that are comparable to Empire in terms of sales, market value, growth, etc. The peer group currently consists of Black Hills Corporation, Central Vermont Public Service, CH Energy Group, Inc., Chesapeake Utilities Corporation, Cleco Corporation, El Paso Electric Company, Idacorp Inc., The LaClede Group, MGE Energy Inc., NorthWestern Corporation, Otter Tail Corporation, South Jersey Industries Inc., UIL Holdings Corporation, Unisource Energy Corporation, and Unitil Corporation.

        An essential part of the benchmarking process involves the consultant's use of a systematic approach to evaluate the duties and responsibilities of our executive positions. This approach recognizes the practical reality that job responsibilities of persons with similar titles may vary significantly from company to company, and that a person's title is not necessarily descriptive of a person's duties. In its evaluation, the consultant considered the scope and complexity of incumbent positions within its national market survey and compared those positions to the scope and complexity of our executive positions. The result was an assessment of the relative position of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies participating in the survey. The Committee used this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

Base Salary

        The consultant makes base salary range and midpoint recommendations to the Committee for each position with consideration given to our compensation philosophy. Base salary ranges and midpoints are reviewed periodically as described above to ensure our executive positions are comparable with the marketplace in terms of expertise, scope and accountability.

        At the beginning of the calendar year, the President and CEO reviews executive officer performance with, and makes Base Salary recommendations to, the Committee for all executive officers other than himself. Based upon his review and recommendations, and with consideration given to market information provided by the consultant, the Committee sets the Base Salary of each such executive officer for the calendar year. The Committee independently appraises the performance of the President and CEO, and sets his Base Salary accordingly. The Committee also determines any Base Salary adjustments necessary throughout the calendar year should a material change in office or responsibilities occur.

Limitations on Incentive Compensation

        Prior to 2012, we had a compensation limitation in effect which provided that, regardless of the extent to which any performance goals were met in any calendar year, no incentive compensation was to be provided to any executive for any year in which we did not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. Because of the suspension of our dividend during the last two quarters of 2011, this limitation was implemented and, absent further action from the Committee, no incentive compensation would have been payable to executives. Although no Annual Incentive Plan (AIP) awards were paid in 2012 with respect to 2011 performance and no grants of time-vested restricted stock or performance-based restricted stock awards were made in 2012 under our regular executive compensation program, the Committee did determine to make certain discretionary awards, as discussed below under "Discretionary Compensation Awards."

        In light of the devastating EF-5 tornado that struck the Joplin, Missouri area on May 22, 2011, and implementation of the compensation limitations discussed above, the Committee reassessed our policy. Beginning in 2012, this compensation limitation based on the payment of dividends has been removed and replaced with a limitation measured through a distinct shareholder-based metric in each executive officer's AIP. For 2012, this metric is based on achievement of specific EPS levels and is reflected in the 2012 AIP table below. The Committee believes this new policy better reflects the objectives of its executive compensation philosophy with regard to short-term and long-term performance incentives, as it moderates the comprehensive nature of the limitation when triggered by events or circumstances that are beyond the reasonable control of the executive management team.

Discretionary Compensation Awards

        The Committee recognized the exceptional performance of the executive management team in the face of the extremely challenging circumstances during 2011. The Committee noted that:

  •
  The tornado was an event beyond the control of management;

  •
  As of the end of 2011, service had been restored to all customers capable of receiving service;

  •
  Total customer count was down only 1,800 customers from the pre-tornado level;

  •
  The Company reported a 12% increase in earnings per share for 2011 as compared to 2010; and

  •
  The quarterly dividend was reinstated during the first quarter of 2012.

        In light of the performance noted above, and as disclosed in our Form 8-K filed on February 6, 2012, the Committee determined to make discretionary awards of cash and performance-based restricted stock to our executive officers. No awards of time-based restricted stock were made. The aggregate amount of these discretionary awards represents less than 50% of the aggregate amount that would have been awarded pursuant to the Company's regular executive compensation program if the dividend limitation described above was not triggered. The table below indicates the amount of discretionary cash and performance-based restricted stock awarded to each Named Executive Officer.

	Discretionary Cash Bonus Award	Discretionary Performance-Based Restricted Stock Award (# of shares at target performance)(1)
Mr. Beecher	$60,317	5,100
Mr. Gipson	$40,000	0
Ms. Delano	$14,081	800
Mr. Knapp	$20,000	0
Ms. Walters	$46,159	1,000
Mr. Palmer	$40,698	900
Mr. Gatz	$39,152	800

(1)
Performance goals for Performance-based restricted stock awards are tied to the percentile ranking of Empire's total stockholder return as described below under "Long-Term Incentives—Performance-Based Restricted Stock."

Annual Cash Incentives

        Pursuant to the provisions described above under "Limitations on Incentive Compensation", and as a result of the suspension of the dividend on our common stock during 2011, no earned AIP award amounts were paid under the provisions of our executive compensation program in 2012 related to 2011 performance. A narrative of performance against the Annual Cash Incentive metrics is provided below.

        The Annual Cash Incentive portion of Total Cash Compensation is derived from the AIP. The AIP awards discussed below are related to results of 2011 performance measures. Earned awards described in the following tables represent amounts that would have been payable under normal operating conditions after evaluation of the results of 2011 performance measures.

        Under individualized AIPs, executive officers can earn additional cash compensation based on performance measured against short-term tactical goals that focus on operating conditions and circumstances of a particular year. These tactical goals are developed from and lend support to our long-term vision, goals and key business strategies. Each executive officer provides the President and CEO input on a set of proposed metrics and performance measures for each new calendar year. One or more performance measures are developed for each metric. Each performance measure is assigned a percentage weighting. The weightings of each performance measure sum up to 100%. The President and CEO evaluates the proposed metrics and performance measures and makes any necessary modifications. The President and CEO presents the proposed annual metrics and performance measures for himself and all other executive officers to the Committee each new calendar year. The Committee reviews his recommendations for consistency, measurability, and equity relative to individual responsibilities and, together with their assessment of our near-term objectives, makes any necessary adjustments to individual Annual Incentive Plans before approving.

        Once metrics, performance measures and weightings are determined, total target Annual Cash Incentive amounts are calculated for each executive officer with consideration given to the Total Cash Compensation philosophy discussed above. During 2011, for the President and CEO, the Annual Cash Incentive amount available at target levels of performance was equal to 55% of annual base salary. Thus, in accordance with our compensation philosophy described above, the Base Salary of the President and CEO, plus a target level Annual Cash Incentive amount equal to 55% of annual base salary, is designed to approximate the midpoint between the 25th and 50th percentile of the national market for Total Cash Compensation as adjusted to reflect his positioning within the Base Salary range. During 2011, the Annual Cash Incentive amount available for executive officers other than the President and CEO, at target levels of performance, equaled 35% of annual base salary.

        Performance levels above and below the target level of performance are also determined for each performance measure. A threshold level of performance indicates a minimum (below target) level of expected performance. The incentive compensation award at the threshold level of performance is equal to 50% of the target level award. A maximum level of performance indicates a higher (above target) level of expected performance. Greater incentive compensation is payable if the maximum level of performance is achieved. At the maximum level of performance, the incentive compensation award is equal to 200% of the target level award. When performance levels are between the threshold and maximum performance levels, the amount of incentive compensation award is interpolated. If an executive does not perform at least at a threshold level of expected performance with regard to any particular individual performance measure, no incentive compensation is awarded with respect to that performance measure. Likewise, no award greater than the maximum award is paid when performance exceeds the maximum level of expected performance required to earn such award.

        Each executive officer's performance against his or her individual AIP is reviewed by the President and CEO with the Committee following the conclusion of the calendar year. The President and CEO recommends incentive payments reflective of performance against each executive officer's individual AIP. The Committee considers his recommendations, makes any appropriate adjustments and determines the amount of Annual Cash Incentive earned by each executive. The Committee independently appraises the performance of the President and CEO, and determines his incentive award accordingly.

        Generally, each executive's AIP includes an Expense Control metric. Additional metrics commonly applied to the President and CEO and the Vice President—Finance and CFO relate to Capital Markets and Corporate Governance. Executive officers who have responsibilities over our operational areas have specific operational metrics related to their areas of responsibilities. Examples include Project Completion, Customer Service, Regulatory Performance, and Operations/Safety.

        Performance measure ranges are generally linked to the threshold, target and maximum performance award levels. For instance, to qualify for the threshold performance award under a performance measure of budgetary control, an executive must operate their responsibility area at no greater than +10% of budgeted expenses. To qualify for the maximum performance award under the same performance measure, an executive must operate their responsibility area at -10% of budgeted expenses. The qualification criteria for other performance measures may be whether the executive accomplished or did not accomplish the measure. Under this criterion, the executive must fully accomplish the measure to qualify for any award. AIP measurements may be either quantitative or qualitative. Measurements considered qualitative are identified as such below.

        Metrics developed for the 2011 AIP consisted of:

  •
  Expense Control.  Measures included control of operating/maintenance, capital and fuel and purchased power expenses.

  •
  Regulatory Performance/Strategic Initiatives/Southwest Power Pool.  Measures consisted of the outcome of various electric segment rate proceedings, development of an internal earnings guidance structure, planning associated with facilities management and our enterprise application software upgrade, and our participation in Southwest Power Pool Board and Regional State Committee meetings (all qualitative measures).

  •
  Capital Markets/Finance.  Measures consisted of management of our short-term debt costs, involvement in conferences with rating agencies and institutional investors (a qualitative measure), and other financing activities (a qualitative measure).

  •
  Operations/Safety.  Measures included minimization of employee lost-time incidents, minimization of safety and environmental citations and Notices of Violation, gas segment safety audits conducted by the Missouri Public Service Commission, gas segment residential and non-residential customer growth, and labor contract proceedings (a qualitative measure).

  •
  Customer Service.  Measures included the frequency and duration of customer outages, call center response time, minimization of generating station forced outages, and minimization of customer complaints to state public service commissions.

  •
  Corporate Governance/Succession.  Measure consisted of the identification or lack thereof of material weaknesses in internal controls and executive succession planning (both qualitative measures).

  •
  Project Completion/Asset Management.  Measure included the Asbury generating plant air quality control system, facilities planning, analysis of future capital projects, and continuing monitoring of our Iatan and Plum Point generation facilities (all qualitative measures).

        The target incentive award opportunity for the Expense Control metric was the most significant portion of the 2011 AIP, encompassing approximately 35% of the overall targeted incentive award opportunity. With a challenging economic and operating environment, the need to control expenses was paramount. The executive team managed operating and maintenance expenses, capital expenses, interest expense on short-term debt, and fuel and purchased power expenses to well under budgeted levels. Target award opportunities for Mr. Beecher, Ms. Delano, Ms. Walters, Mr. Gatz, and Mr. Palmer under this metric were 40%, 30%, 40%, 30% and 30% , respectively, of their total target incentive award opportunity. Performance against quantitative measures under this metric were evaluated as follows:

	Performance Measures	Threshold Performance	Target Performance(1) (in thousands, except $/mwh amounts)	Maximum Performance	Actual Performance Relative to Target	Earned Award Amount	Actual Award Amount(2)
Mr. Beecher	O & M Expense	Target +10%	$134,008	Target -10%	Minus 4.0%	$38,486	$0
	Total Capital Expenditures	Target +10%	$106,731	Target -10%	Minus 6.0%	$21,992	$0
	Fuel & Purchased Power Expense(3)	Target +10%	$32.10	Target -10%	Plus 0.1%	$13,745	$0
Mr. Gipson(4)	O & M Expense	Target +10%	$55,969	Target -10%	Minus 13.10%	$33,458	$0
	Total Capital Expenditures	Target +10%	$44,471	Target -10%	Minus 24.2%	$8,364	$0
	Fuel & Purchased Power Expense(3)	Target +10%	$32.10	Target -10%	Minus 2.5%	$5,228	$0
Ms. Delano	O & M Expense	Target +10%	$10,211	Target -10%	Minus 6.8%	$8,036	$0
	Interest Expense on Short-Term Debt	Under limits (5)	$352	Target -20%	Minus 78%	$4,783	$0
Mr. Knapp(4)	O & M Expense	Target +10%	$6,239	Target -10%	Minus 11.0%	$16,742	$0
	Interest Expense on Short-Term Debt	Under limits (5)	$310	Target -20%	Minus 81%	$8,370	$0
Ms. Walters	O & M Expense	Target +10%	$83,086	Target -10%	Minus 3.3%	$20,854	$0
	Capital Expenditures	Target +10%	$83,665	Target -10%	Minus 31.0%	$15,680	$0
	Fuel & Purchased Power Expense(3)	Target +10%	$32.10	Target -10%	Plus 0.1%	$7,840	$0
Mr. Palmer	O & M Expense	Target +10%	$8,035	Target -10%	Minus 14.7%	$27,650	$0
	Capital Expenditures	Target +10%	$17,513	Target -10%	Minus 32.0%	$13,826	$0
Mr. Gatz	O & M Expense	Target +10%	$3,613	Target -10%	Minus 7.7%	$23,541	$0
	Capital Expenditures	Target +10%	$9,807	Target -10%	Plus 7.0%	$4,323	$0

(1)
Target Performance values for the O & M Expense and Capital Expenditures Performance Measures may vary for each Named Executive Officer as such measures are related to each Named Executive Officer's area of responsibility.

(2)
Earned cash incentive awards were not paid in 2012 for 2011 performance due to the suspension of dividend on our common stock in 2011.

(3)
Expressed as dollars per megawatt hour net system input, with demand charges.

(4)
Mr. Gipson retired from his position as President and CEO effective May 31, 2011. Mr. Knapp retired from his position as Vice President—Finance and CFO effective July 31. Therefore Mr. Gipson's and Mr. Knapp's performance against 2011 AIP metrics was assessed for 5 months of service and 7 months of service, respectively, during 2011. Ms. Delano became Vice President—Finance and CFO effective August 1, 2011. Therefore, Ms. Delano's performance against 2011 AIP metrics was assessed for 5 months of service.

(5)
No incentive amount is payable if at any time during the applicable year our bank line of credit limit is exceeded.

        The cumulative target incentive award opportunity for the remaining performance metrics discussed below encompassed approximately 65% of the overall target incentive award opportunity. The remaining balances of Mr. Beecher, Mr. Gipson, Ms. Delano, Mr. Knapp, Ms. Walters, Mr. Palmer and Mr. Gatz earned incentive awards of $87,419, $39,773, $21,943, $23,755, $28,931, $63,424, and $34,414, respectively, under these metrics are related primarily to qualitative measures, but also include some less significant quantitative measures. The Committee evaluated 2011 performance against these measures as generally near target level.

        The Customer Service, Operations/Safety and Project Completion/Asset Management metrics comprised approximately 27% of the overall targeted incentive award opportunity. A stated goal of the Company is to effectively meet our customer's expectations. Reliability of our electric and gas distribution system, generating stations, and communication services is essential in meeting this goal. Generating station units performed at or above expectations during the year. Additionally, executive management guided the workforce in reaching nearly one-half year of work (on a man hours worked basis) without a lost-time injury. It was the Committee's evaluation that the executive team managed overall electric and gas distribution systems, generating station, and customer communication services availability and operations effectively, efficiently and safely.

        The Regulatory Performance, Strategic Initiatives and Southwest Power Pool metrics comprised approximately 24% of the overall targeted incentive award opportunity. Executive management is strongly committed to maintaining ongoing compliance with safety, environmental, and other regulatory requirements. Our stated goals include providing a safe and positive work experience for our employees and acting as responsible stewards of the environment. The executive management team provided effective leadership in accomplishing a year that included zero safety and environmental citations or notices of violation.

        The Capital Markets/Finance and Corporate Governance/Succession metrics comprised approximately 14% of the overall targeted incentive award opportunity. These metrics are applicable to Mr. Beecher and Ms. Delano. Prior to their retirement, these metrics were also applicable to Mr. Gipson and Mr. Knapp. Each of these executives worked to strengthen relationships with credit rating agencies and institutional investors, and provided effective leadership in ensuring SOX 404 compliance. In addition, no material weaknesses were discovered in our internal control processes.

        The table below indicates the amount and percentage of each Named Executive Officer's 2011 target, earned and actual incentive award relative to target for each applicable metric discussed above.

	Expense Control Dollars (% of Total Target Award Opportunity)(1)	Customer Service/ Operations/Safety/ Project Completion/Asset Management Dollars (% of Total Target Award Opportunity)(1)	Regulatory Performance/ Strategic Initiatives/ Southwest Power Pool Dollars (% of Total Target Award Opportunity)(1)	Capital Markets/Finance/ Corporate Governance/Succession Dollars (% of Total Target Award Opportunity)(1)	Total Dollars (% of Total Target Award Opportunity)
Mr. Beecher
Target Award	$54,980 (40)%	$27,490 (20)%	$13,745 (10)%	$41,235 (30)%	$137,450 (100)%
Earned Award	$74,223 (54)%	$25,429 (19)%	$7,010 (5)%	$54,980 (40)%	$161,642 (118)%
Actual Award	$0 (0)%	$0 (0)%	$0 (0)%	$0 (0)%	$0 (0)%
Mr. Gipson(2)
Target Award	$25,093 (30)%	N/A	$4,182 (5)%	$54,369 (65)%	$83,644 (100)%
Earned Award	$47,050 (56)%	N/A	$2,133 (3)%	$37,640 (45)%	$86,823 (104)%
Actual Award	$0 (0)%	N/A	$0 (0)%	$0 (0)%	$0 (0)%
Ms. Delano(2)
Target Award	$7,175 (30)%	$1,196 (5)%	$4,784 (20)%	$10,764 (45)%	$23,919 (100)%
Earned Award	$12,819 (54)%	$1,614 (7)%	$2,392 (10)%	$17,937 (75)%	$34,762 (146)%
Actual Award	$0 (0)%	$0 (0)%	$0 (0)%	$0 (0)%	$0 (0)%
Mr. Knapp(2)
Target Award	$12,556 (30)%	$2,093 (5)%	$8,370 (20)%	$18,833 (45)%	$41,852 (100)%
Earned Award	$25,112 (60)%	$2,829 (7)%	$4,185 (10)%	$16,741 (40)%	$48,867 (117)%
Actual Award	$0 (0)%	$0 (0)%	$0 (0)%	$0 (0)%	$0 (0)%
Ms. Walters
Target Award	$31,360 (40)%	$23,520 (30)%	$23,520 (30)%	N/A	$78,400 (100)%
Earned Award	$44,374 (57)%	$11,173 (15)%	$17,758 (23)%	N/A	$73,305 (95)%
Actual Award	$0 (0)%	$0 (0)%	$0 (0)%	N/A	$0 (0)%
Mr. Palmer
Target Award	$20,738 (30)%	$3,456 (5)%	$44,933 (65)%	N/A	$69,127 (100)%
Earned Award	$41,476 (60)%	$4,666 (7)%	$58,758 (85)%	N/A	$104,900 (152)%
Actual Award	$0 (0)%	$0 (0)%	$0 (0)%	N/A	$0 (0)%
Mr. Gatz
Target Award	$19,950 (30)%	$43,225 (65)%	$3,325 (5)%	N/A	$66,500 (100)%
Earned Award	$27,864 (42)%	$31,089 (47)%	$3,325 (5)%	N/A	$62,278 (94)%
Actual Award	$0 (0)%	$0 (0)%	$0 (0)%	N/A	$0 (0)%

(1)
"N/A" indicates metric(s) were Not Applicable to the Named Executive Officer during 2010.

(2)
Mr. Gipson retired from his position as President and CEO effective May 31, 2011. Mr. Knapp retired from his position as Vice President—Finance and CFO effective July 31. Therefore Mr. Gipson's and Mr. Knapp's performance against 2011 AIP metrics was assessed for 5 months of service and 7 months of service, respectively, during 2011. Ms. Delano became Vice President—Finance and CFO effective August 1, 2011. Therefore, Ms. Delano's performance against 2011 AIP metrics was assessed for 5 months of service.

        No single performance measure is material to the compensation program overall; for example, the average target opportunity associated with a single performance measure in 2011 and 2012 was $7,638 and $8,730, respectively. Since the adoption of the current form of the Executive Officer AIP in 2001, the average Annual Cash Incentive award for all executive officers, including the President and CEO and the 2011 award that was earned but not paid, but excluding executive officers who have since retired, was approximately 118% of the target opportunity amounts.

        Metrics developed for the 2012 AIP consist of:

  •
  Expense Control.  Measures include control of operating/maintenance, capital and fuel and purchased power expenses.

  •
  Regulatory Performance/Strategic Initiatives/Southwest Power Pool.  Measures consist of the planning, developing, and filing of rate proceedings, planning and implementation associated with facilities upgrades and our enterprise application software upgrade (a qualitative measure), compliance with safety and environmental regulations, and our participation in Southwest Power Pool Board and Regional State Committee meetings (a qualitative measure).

  •
  Earnings Per Share (EPS)/Capital Markets/Finance/Corporate Governance.  Measures consist of earnings per share (EPS) results, management of our short-term debt costs, involvement in conferences with rating agencies and institutional investors (a qualitative measure), the identification or lack thereof of material weaknesses in internal control, and other financing activities.

  •
  Operations/Safety/Communications.  Measures include minimization of employee lost-time incidents, gas segment safety audits conducted by the Missouri Public Service Commission, gas segment residential and non-residential customer growth, and development of an internal management communications plan (a qualitative measure).

  •
  Customer Service.  Measures include the frequency and duration of customer outages, upgrade of call center software and improvement of call center performance (a qualitative measure), minimization of generating station forced outages, minimization of customer complaints to state public service commissions, and management of certain field operations labor practices.

        The table below indicates the amount and percentage of each Named Executive Officer's 2012 target incentive award opportunity relative to the metrics discussed above. The expense control metric continues to receive heavy emphasis in the 2012 AIP. The 2012 AIP also reflects an increased emphasis on financial performance. For instance, Mr. Beecher's and Ms. Delano's Capital Markets metric represents 20% and 30%, respectively, of their total target incentive award opportunity. In addition, each Named Executive Officer's AIP contains an EPS metric representing 20% of his or her total target incentive award opportunity. The Committee believes this new EPS metric better reflects the objectives of its executive compensation philosophy with regard to alignment of short-term and long-term performance metrics with stockholder goals. The EPS metric for 2012 has been set at $1.00,

$1.23, and $1.37 per share for threshold, target, and maximum awards, respectively. The EPS and Communications metrics included in the 2012 AIP were not included in the 2011 AIP.

	Expense Control Dollars (% of Total Target Award Opportunity)(1)	Regulatory Performance/ Strategic Initiatives/ Southwest Power Pool Dollars (% of Total Target Award Opportunity)(1)	EPS/Capital Markets/Finance/ Corporate Governance Dollars (% of Total Target Award Opportunity)	Operations/ Safety/ Communications Dollars (% of Total Target Award Opportunity)	Customer Service Dollars (% of Total Target Award Opportunity)(1)	Total Dollars (% of Total Target Award Opportunity)
Mr. Beecher	$53,430 (30%)	$17,810 (10%)	$71,241 (40%)	$17,810 (10%)	$17,810 (10%)	$178,101 (100%)
Ms. Delano	$12,438 (20%)	$9,328 (15%)	$37,313 (60%)	$3,109 (5%)	N/A	$62,188 (100%)
Ms. Walters	$25,479 (30%)	$16,987 (20%)	$16,987 (20%)	$8,494 (10%)	$16,987 (20%)	$84,934 (100%)
Mr. Palmer	$14,240 (20%)	$39,160 (55%)	$14,240 (20%)	$3,560 (5%)	N/A	$71,200 (100%)
Mr. Gatz	$13,699 (20%)	N/A	$13,699 (20%)	$34,250 (50%)	$6,850 (10%)	$68,498 (100%)

(1)
"N/A" indicates metric(s) were Not Applicable to the Named Executive Officer during 2010.

Long-Term Incentives

        Long-Term Incentives were also impacted by the provision described above under "Limitations on Incentive Compensation" in a similar manner as Annual Cash Incentive awards discussed above. As a result of the suspension of the dividend on our common stock during 2011, no time-vested restricted stock or performance-based restricted stock grants were made in 2012 under the provisions of our regular executive compensation program. A narrative of the Long-Term Incentive plan is included below.

        Long-Term Incentives consist of time-vested restricted stock awards (which replaced stock options and dividend equivalent rights effective January 1, 2011) and performance-based restricted stock awards linked to the performance of Empire's common stock.

        Equity awards are granted under our 2006 Stock Incentive Plan, which was approved by stockholders in 2005. Both forms of award are discussed in more detail below. The Long-Term Incentive element is designed to motivate executive officers over the long-term to put forth maximum effort in contributing to the continued success and growth of Empire, and to ensure the interests of the executive officers are aligned with those of stockholders. In addition, Long-Term Incentives provide a measure of retention incentive for executive officers, leading to enhanced stability of our senior management team. The current target Long-Term Incentive opportunity for the President and CEO is equal to 65% of his annual base salary, while the current target Long-Term Incentive opportunity for executive officers other than the President and CEO is equal to 15% of their annual base salaries. In accordance with our compensation philosophy described above, the target Total Cash Compensation of our executive officers, plus their target level Long-Term Incentive opportunity, is designed to approximate the midpoint between the 25th and 50th percentile of the national market for Total Direct Compensation as adjusted to reflect their individual positioning within the Base Salary range.

        A significant portion of each executive's total compensation is at-risk in the form of equity compensation. At target levels of performance, the time-vested restricted stock is intended to represent approximately one-half the total value of each executive officer's Long-Term Incentive opportunity, with the performance-based restricted stock awards representing the remaining half.

  Time-Vested Restricted Stock

        Time-vested restricted stock awards granted to executive officers provide the opportunity to receive a number of shares of common stock at the end of a three-year vesting period. As noted above, this award replaced the stock option and dividend equivalent portions of the Long-Term Incentive opportunity effective January 1, 2011. No dividend rights accumulate during the vesting period. Time-vested restricted stock is intended to represent approximately one-half the total value of each executive officer's Long-Term Incentive opportunity.

        Time-vested restricted stock is valued at an amount equal to the average price of our common stock on the grant date. In accordance with the Stock Incentive Plan, this average price is determined by calculating the average value between the high and low stock trading prices on the day of the grant.

        If employment terminates during the vesting period because of death, retirement, or disability, the executive is entitled to a pro-rata portion of the time-vested restricted stock awards such executive would otherwise have earned. If employment is terminated during the vesting period for reasons other than those listed above, the time-vested restricted stock awards will be forfeited on the date of the termination unless the Committee determines, in its sole discretion, that the executive is entitled to a pro-rata portion of such award.

  Performance-Based Restricted Stock

        Performance-based restricted stock awards granted to executive officers provide the opportunity to receive a number of shares of common stock at the end of a three-year performance period if performance goals set forth in the award are satisfied. The performance goals are tied to the percentile ranking of Empire's total stockholder return (share price appreciation or decline over the performance period plus cumulative value of dividends paid over the performance period, assuming reinvestment, divided by the stock price at the beginning of the performance period) for the three-year performance period as measured over the same period against all publicly traded, investor-owned electric utility companies. The target level of performance under the 2011 grants was set at the 50th percentile ranking when compared to this group. The threshold level was set at the 20th percentile, while the maximum level was set at the 80th percentile. At the end of the performance period (December 31, 2013 for awards granted in 2011), the executive would earn 100% of the target number of shares if the target (50th percentile) level of performance is reached. If the threshold level of performance is reached, the executive would earn 50% of the target number of shares. If performance reaches or exceeds the maximum level, the executive would earn 200% of the target number of shares. When performance levels are between the threshold and maximum performance levels, the amount of shares the executive earns is interpolated. No shares are earned if the threshold level of performance is not reached. The consultant prepares an analysis of our total stockholder return percentile ranking for the just-ended three-year performance period relative to the comparator group described above. Based upon this analysis, the consultant calculates the appropriate number of performance-based restricted stock shares to be awarded each executive. Performance-based restricted stock awards are approved by the Committee at the first meeting of the calendar year. The total stockholder return for the three year performance period ended December 31, 2011 (for awards granted in 2009), was 12.6%, or just above the 30th percentile of the comparator group. Since the adoption of the 2006 Stock Incentive Plan, we have averaged a total stockholder return ranking slightly above the 40th percentile.

        If employment terminates during the performance period because of death, retirement, or disability, the executive is entitled to a pro-rata portion of the performance-based restricted stock awards such executive would otherwise have earned. If employment is terminated during the performance period for reasons other than those listed above, the performance-based restricted stock awards will be forfeited on the date of the termination unless the Committee determines, in its sole discretion, that the executive is entitled to a pro-rata portion of such award.

  Total Incentive Compensation

        During 2011, based on levels of individual and Empire performance and excluding executive officers who retired during 2011, the President and CEO could have earned incentive compensation

(Annual Cash Incentive plus Long-Term Incentives) ranging from 0% of 2011 annual base salary if no threshold levels of performance were met, to 198% of 2011 annual base salary if maximum performance was attained with regard to all performance measures. At target levels of performance, the President and CEO could have earned incentive compensation approaching 114% of 2011 annual base salary. Similarly, executive officers other than the President and CEO could have earned, on average, incentive compensation ranging from 0% of 2011 annual base salary to 86% of 2011 annual base salary depending on performance levels attained or not attained. At target levels of performance, executive officers other than the President and CEO could have earned incentive compensation approaching 46% of 2011 annual base salary. Actual total incentive compensation earned by the President and CEO and all other executive officers during 2011 was equal to approximately 108% and 80%, respectively, of their 2011 annual base salary. However, as previously discussed, as a result of the provisions described above under "Limitations on Incentive Compensation", no AIP award amounts were paid in 2012 related to 2011 performance, and no time-vested restricted stock or performance-based restricted stock grants were made in 2012 under the provisions of our regular executive compensation program.

Change in Control

        We maintain a Change In Control Severance Pay Plan that covers executive officers as well as our other key employees who are not executive officers. The purpose of the plan is to assure continuity in leadership, continued focus, and dedication to customer and stockholder interests during and immediately after a change in control by mitigating the personal concerns that may confront a participant as a result of such an event. The plan provides severance pay benefits upon termination of employment after a change in control. This requirement of a "double-trigger" (i.e., the requirement that there be a change in control and a termination of employment) was instituted to balance the interests of the executive, Empire and our stockholders. There are several conditions that could constitute a change in control, but primarily, a change in control occurs if a merger or consolidation with, or sale to, another corporation or entity is consummated. The Change In Control Severance Pay Plan is discussed more fully under the section entitled "Potential Payments upon Termination and Change in Control."

        We have not entered into any form of employment agreements with any executive officer other than agreements under the Change In Control Severance Pay Plan.

Other Benefits

        Executive officers participate in the same Retirement Plan that covers substantially all our other employees. This plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Normal retirement is at age 65, with early retirement at a reduced benefit level permitted under certain conditions. We also maintain a Supplemental Executive Retirement Plan which covers the executive officers who participate in the Retirement Plan. This supplemental plan is intended to provide benefits which, except for the applicable limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Retirement Plan. The supplemental plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

        Our Articles of Incorporation and bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provide that officers and directors will be indemnified by us for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as our officer or director, if they meet certain specified conditions, and provide for the advancement by us to the officers and directors of expenses incurred by them in defending suits arising out of their service as an officer or director. The Board has authorized us to enter into indemnity agreements with officers and directors that provide for similar indemnification and advancement of expenses. The officers and directors are also covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as officers and directors. The premium for this insurance is paid by us.

        With the exception of certain plans specifically referenced in this discussion, the executive officers participate in the same health and welfare plans and under the same plan provisions available to all our other employees.

Compensation Committee Report

        The Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Kenneth R. Allen, Chairman
D. Randy Laney
Thomas M. Ohlmacher
Paul R. Portney
Herbert J. Schmidt

Summary Compensation Table

        Set forth below is summary compensation information for each person who was (1) at any time during 2011 our Chief Executive Officer or Chief Financial Officer and (2) at December 31, 2011, one of our three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer (collectively, the "Named Executive Officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(2) ($) (d)	Stock Awards(3)(4) ($) (e)	Option Awards(3)(5) ($) (f)	Non-Equity Incentive Plan Compensation(6) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7) ($) (h)	All Other Compensation(8)(9) ($) (i)	Total ($) (j)
Bradley P. Beecher(1),	2011	292,798	60,317	43,601	0	0	277,308	9,682	683,706
President and Chief	2010	275,000	2,500	39,049	5,950	130,979	146,599	10,658	610,735
Executive Officer	2009	264,000	0	36,456	4,590	143,405	80,588	7,275	536,314
William L. Gipson(1),	2011	150,212	40,000	226,608	0	0	2,282,154	37,369	2,736,343
Former President and Chief	2010	365,000	0	217,064	33,320	284,919	527,377	11,620	1,439,300
Executive Officer	2009	350,000	0	208,568	25,670	291,386	381,889	9,638	1,267,151
Laurie A. Delano(1),	2011	143,691	20,506	0	0	0	82,164	5,039	251,400
Vice President—Finance and
Chief Financial Officer
Gregory A. Knapp(1),	2011	118,269	20,000	31,710	0	0	794,141	8,771	972,891
Former Vice President—
Finance and Chief	2010	200,000	2,500	29,330	4,250	96,758	262,617	9,742	605,197
Financial Officer	2009	194,000	0	27,760	3,400	97,759	188,260	6,682	517,861
Ronald F. Gatz	2011	190,000	39,152	27,746	0	0	152,893	8,374	418,165
Vice President and Chief	2010	180,000	0	26,581	3,910	85,239	93,481	7,981	397,192
Operating Officer-Gas	2009	173,000	0	24,984	3,060	71,574	64,558	6,794	343,970
Michael E. Palmer,	2011	197,500	40,698	29,897	0	0	295,244	9,752	573,091
Vice President—Transmission	2010	193,000	0	26,949	4,080	108,084	163,638	9,395	505,146
Policy and Corporate Services	2009	187,000	0	27,392	3,230	87,718	107,381	7,491	420,212
Kelly S. Walters,	2011	224,000	46,159	33,861	0	0	189,636	6,789	500,445
Vice President and Chief	2010	180,000	0	26,581	3,910	87,161	97,188	7,099	401,939
Operating Officer-Electric	2009	173,000	0	24,984	3,060	100,394	54,049	4,507	359,994

(1)
Mr. Beecher became President and Chief Executive Officer effective June 1, 2011. Ms. Delano became Vice President—Finance and Chief Financial Officer effective August 1, 2011. Mr. Gipson retired from his position as President and Chief Executive Officer effective May 31, 2011. Mr. Knapp retired from his position as Vice President—Finance and Chief Financial Officer effective July 31, 2011.

(2)
Represents discretionary cash awards paid to executives in recognition of exceptional performance during 2011 as described above under "Discretionary Compensation Awards." Ms. Delano's award also includes an amount earned related to goal performance prior to her election as Vice President—Finance and Chief Financial Officer.

(3)
Amounts shown for stock and option awards represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 ("FASB ASC Topic 718") for the applicable year relating to such awards. A discussion of the assumptions used to value these awards can be found under Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 10-K").

(4)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) for the applicable year relating to awards of time-vested restricted stock, performance-based restricted stock and dividend equivalents. Time-vested restricted stock was first granted in 2011. The 2011 time-vested restricted stock award for Mr. Gipson and Mr. Knapp vested upon their retirement prorated for the number of months they were employed during the 36 month restricted period. The value of the prorated shares received for the time-vested restricted stock award for Mr. Gipson and Mr. Knapp was $12,916 and $2,789, respectively. No dividend equivalents have been granted since 2010.

  Includes amounts relating to grants of time-vested restricted stock as follows:

February 2011
B.P. Beecher	$19,940
W.L. Gipson	$99,699
L.A. Delano	N/A
G.A. Knapp	$14,502
R.F. Gatz	$12,689
M.E. Palmer	$12,689
K.S. Walters	$14,502

  Includes amounts relating to grants of performance-based restricted stock as follows:

	February
	2009	2010	2011
B.P. Beecher	$26,520	$26,169	$23,661
W.L. Gipson	$153,000	$144,936	$126,909
L.A. Delano	N/A	N/A	N/A
G.A. Knapp	$20,400	$20,130	$17,208
R.F. Gatz	$18,360	$18,117	$15,057
M.E. Palmer	$20,400	$18,117	$17,208
K.S. Walters	$18,360	$18,177	$19,359

  Includes amounts relating to grants of dividend equivalents as follows:

	February
	2009	2010
B.P. Beecher	$9,936	$12,880
W.L. Gipson	$55,568	$72,128
L.A. Delano	N/A	N/A
G.A. Knapp	$7,360	$9,200
R.F. Gatz	$6,624	$8,464
M.E. Palmer	$6,992	$8,832
K.S. Walters	$6,624	$8,464

  The amounts set forth in the table relating to performance-based restricted stock represent the grant date fair value of such awards assuming the target level of performance is attained. Assuming the maximum level of performance is attained, the grant date fair value of such awards would be as follows:

	February
	2009	2010	2011
B.P. Beecher	$53,040	$52,338	$47,332
W.L. Gipson	$306,000	$289,872	$253,818
L.A. Delano	N/A	N/A	N/A
G.A. Knapp	$40,800	$40,260	$34,416
R.F. Gatz	$36,720	$36,234	$30,114
M.E. Palmer	$40,800	$36,234	$34,416
K.S. Walters	$36,720	$36,234	$38,718
(5)
Represents grant date fair value (determined in accordance with FASB ASC Topic 718) for the applicable year relating to awards of options to purchase common stock.

(6)
Represents cash awards under our Executive Officer Annual Incentive Plan. Mr. Gipson requested his 2009 award be paid in the form of Empire common stock rather than cash.

(7)
Represents the difference between the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the applicable year and the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the preceding year. Mr. Beecher, Mr. Gipson, Ms. Delano, Mr. Knapp, Mr. Gatz, Mr. Palmer and Ms. Walters participate in The Empire District Electric Company Employees' Retirement Plan ("Retirement Plan") and The Empire District Electric Company Supplemental Executive Retirement Plan ("SERP"). The actuarial present value of each Named Executive Officer's accumulated benefit is affected in part by the discount rate assumption. The discount rate used to determine the actuarial present value of each Named Executive Officer's accumulated benefit during the 2011 measurement period was decreased to 4.70% from 5.50% used for the 2010 measurement period. Other factors that affected the accumulated benefit for each Named Executive Officer during the 2011 measurement period included an additional year of credited service and increased average annual earnings as a result of an additional year of compensated service. These factors are described more fully in the narrative discussion to the Pension Benefits table below. During 2011, Mr. Gipson's and Mr. Knapp's accumulated benefit was also impacted by the commencement of their retirements at a time other than the Retirement Plan's normal age 65 retirement. This resulted in a change of approximately $1,379,000 and $350,000 to the present value of Mr. Gipson's and Mr. Knapp's combined accumulated Retirement Plan and SERP benefit, respectively, over what the combined amounts would otherwise have been had each executive remained in active service. The amount of change in the pension value attributable to the Retirement Plan and the SERP is as follows:

	2009	2010	2011
B.P. Beecher
Retirement Plan	$48,565	$67,585	$112,318
SERP	$32,023	$79,014	$164,990
W.L. Gipson
Retirement Plan	$91,575	$128,308	$573,084
SERP	$290,314	$399,069	$1,709,070
L.A. Delano
Retirement Plan	N/A	N/A	$82,164
SERP	N/A	N/A	$0
G.A. Knapp
Retirement Plan	$141,183	$166,602	$503,717
SERP	$47,077	$96,015	$290,424
R.F. Gatz
Retirement Plan	$58,185	$76,114	$98,693
SERP	$6,373	$17,367	$54,200
M.E. Palmer
Retirement Plan	$89,169	$114,186	$165,291
SERP	$18,212	$49,452	$129,953
K.S. Walters
Retirement Plan	$51,022	$74,569	$127,837
SERP	$3,027	$22,619	$61,799

  None of the Named Executive Officers participated in a non-qualified deferred compensation arrangement.

(8)
Includes matching contributions under our 401(k) Retirement Plan and payment of term life insurance premiums as follows:

	2009	2010	2011
B.P. Beecher
401(k) Matching Contribution	$6,188	$7,727	$7,972
Term Life premium	$1,087	$1,709	$1,710
W.L. Gipson
401(k) Matching Contribution	$7,340	$7,540	$4,321
Term Life premium	$2,298	$2,422	$1,012
L.A. Delano
401(k) Matching Contribution	N/A	N/A	$4,265
Term Life premium	N/A	N/A	$774
G.A. Knapp
401(k) Matching Contribution	$4,950	$5,902	$3,758
Term Life premium	$1,732	$1,803	$1,637
R.F. Gatz
401(k) Matching Contribution	$5,152	$5,372	$5,688
Term Life premium	$1,642	$2,609	$2,686
M.E. Palmer
401(k) Matching Contribution	$5,570	$5,762	$5,919
Term Life premium	$1,921	$2,008	$3,833
K.S. Walters
401(k) Matching Contribution	$4,125	$5,158	$6,122
Term Life premium	$382	$593	$667
(9)
Includes perquisites and personal benefits if the aggregate value of such perquisites and personal benefits for each Named Executive Officer exceeds $10,000. Perquisites and other personal benefits for 2009 for Named Executive Officers were not included in the Summary Compensation Table because the aggregate value, based upon actual cost to Empire of the perquisites, did not exceed $10,000. Other Compensation for 2010 for Mr. Gipson, Mr. Knapp, Mr. Beecher, Mr. Palmer and Ms. Walters includes a tax "gross-up" of $1,658, $2,037, $1,222, $1,625, and $1,348 respectively, related to the provision of a medical examination. Perquisites and other personal benefits for 2010 for all other Named Executive Officers were not included in the Summary Compensation Table because the aggregate value, based upon the actual cost to Empire of the perquisites, did not exceed $10,000. Other Compensation for 2011 for Mr. Gipson and Mr. Knapp includes a tax "gross-up" of $32,036 and $3,376, respectively, related to the payment of FICA taxes on current and future payments made under the SERP. Perquisites and other personal benefits for 2011 for all other Named Executive Officers were not included in the Summary Compensation Table because the aggregate value, based upon the actual cost to Empire of the perquisites, did not exceed $10,000.

Grants of Plan-Based Awards

        The following table shows information about plan-based awards granted during fiscal 2011 to the Named Executive Officers.

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
B.P. Beecher	02/02/2011	68,725	137,450	274,900							N/A
	02/02/2011				550	1,100	2,200				23,661
	02/02/2011							1,100			19,940
W.L. Gipson	02/02/2011	41,822	83,644	167,288							N/A
	02/02/2011				2,950	5,900	11,800				126,909
	02/02/2011							5,500			99,699
L.A. Delano(5)	02/02/2011	11,960	23,919	47,838							N/A
	02/02/2011				N/A	N/A	N/A				N/A
	02/02/2011							N/A			N/A
G.A. Knapp	02/02/2011	20,926	41,852	83,704							N/A
	02/02/2011				400	800	1,600				17,208
	02/02/2011							800			14,502
R.F. Gatz	02/02/2011	33,250	66,500	133,000							N/A
	02/02/2011				350	700	1,400				15,057
	02/02/2011							700			12,689
M.E. Palmer	02/02/2011	34,564	69,127	138,254							N/A
	02/02/2011				400	800	1,600				17,208
	02/02/2011							700			12,689
K.S. Walters	02/02/2011	39,200	78,400	156,800							N/A
	02/02/2011				450	900	1,800				19,359
	02/02/2011							800			14,502

(1)
Represents cash award opportunities under our Executive Officer Annual Incentive Plan. As described above under "Limitations on Incentive Compensation," no AIP awards were paid in 2012 with respect to 2011 performance.

(2)
Represents awards of performance-based restricted stock.

(3)
Represents awards of time-vested restricted stock.

(4)
In the case of performance-based restricted stock, represents the value of such awards at the grant date based upon the target level of performance, which is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(5)
Ms. Delano was not eligible for equity awards prior to becoming an executive officer on August 1, 2011.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

  Annual Cash Incentives

        Grants of awards under our Executive Officer Annual Incentive Plan are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The value of the award is disclosed in the Summary Compensation Table in the year when the performance criteria under the plan are satisfied and the compensation earned. For example, the amount set forth in the Summary Compensation Table for 2011 represents the award made in the beginning of 2011 to be paid in early 2012 based on the performance during 2011. As noted above, no awards were paid in early 2012 as a result of a limitation on incentive compensation in place in 2011. This limitation provided that, regardless of the extent to which any performance goals were met in any calendar year, no incentive compensation was to be provided to any executive for any year in which we did not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. At the request of Mr. Gipson, his 2009 award was paid in the form of Empire common stock rather than cash.

  Performance-Based Restricted Stock

        Grants of awards of performance-based restricted stock and the grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Stock Awards in the Summary Compensation Table in the year when the awards are made. The performance-based restricted share awards underlying the Stock Awards in the Summary Compensation Table for each Named Executive Officer are as follows:

	2009 Award	2010 Award	2011 Award
B.P. Beecher	1,300	1,300	1,100
W.L. Gipson	7,500	7,200	5,900
L.A. Delano	N/A	N/A	N/A
G.A. Knapp	1,000	1,000	800
R. F. Gatz	900	900	700
M.E. Palmer	1,000	900	800
K.S. Walters	900	900	900

  Stock Options

        Grants of awards of options to purchase stock and the full grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Option Awards in the Summary Compensation Table in the year when the awards are made. No awards of stock options have been made since 2010. The stock option awards underlying the Option Awards in the Summary Compensation Table for each Named Executive Officer are as follows:

	2009 Award	2010 Award
B.P. Beecher	2,700	3,500
W.L. Gipson	15,100	19,600
L.A. Delano	N/A	N/A
G.A. Knapp	2,000	2,500
R. F. Gatz	1,800	2,300
M.E. Palmer	1,900	2,400
K.S. Walters	1,800	2,300

  Dividend Equivalents

        Grants of awards of dividend equivalents and the full grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Stock Awards in the Summary Compensation Table in the year when the awards are made. No awards of dividend equivalents have been made since 2010.

  Time-Vested Restricted Stock

        Beginning in 2011, as discussed in the Compensation Discussion and Analysis above, stock option and dividend equivalent awards were replaced with time-vested restricted stock awards. Grants of awards of time-vested restricted stock and the full grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Stock Awards in the Summary Compensation Table in the year when the awards are made. The time-vested restricted share awards underlying the Stock Awards in the Summary Compensation Table for each Named Executive Officer are as follows:

2011 Award
B.P. Beecher	1,100
W.L. Gipson	5,500
L.A. Delano	N/A
G.A. Knapp	800
R. F. Gatz	700
M.E. Palmer	700
K.S. Walters	800

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of December 31, 2011.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)(6) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($) (j)
B.P. Beecher	3,500	0		22.770	02/02/2015	1,100	23,199	3,700	78,033
	3,600	0		22.230	02/01/2016			723	15,360
	8,400	0		23.805	01/31/2017
	0	2,700		18.115	02/04/2019
	0	3,500		18.355	02/03/2020
W.L. Gipson	22,800	0		22.770	02/02/2015	0	0	20,600	434,454
	25,400	0		23.805	01/31/2017			4,050	85,952
	0	15,100		18.115	02/04/2019
	0	19,600		18.355	02/03/2020
L.A. Delano(8)	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A
G.A. Knapp	3,300	0		22.770	02/02/2015	0	0	2,800	59,052
	3,300	0		22.230	02/01/2016			527	11,200
	6,300	0		23.805	01/31/2017
	0	2,000		18.115	02/04/2019
	0	2,500		18.355	02/03/2020
R. F. Gatz	4,200	0		21.790	01/28/2014	700	14,763	2,500	52,725
	3,000	0		22.770	02/02/2015			479	10,176
	3,100	0		22.230	02/01/2016
	6,100	0		23.805	01/31/2017
	5,400	0		21.915	01/30/2018
	0	1,800		18.115	02/04/2019
	0	2,300		18.355	02/03/2020
M.E. Palmer	3,400	0		22.770	02/02/2015	700	14,763	2,700	56,943
	3,500	0		22.230	02/01/2016			503	10,688
	6,600	0		23.805	01/31/2017
	0	1,900		18.115	02/04/2019
	0	2,400		18.355	02/03/2020
K.S. Walters	5,600	0		23.805	01/31/2017	800	16,872	2,700	56,943
	0	1,800		18.115	02/04/2019			479	10,176
	0	2,300		18.355	02/03/2020

(1)
The vesting date for the exercisable options was (a) January 28, 2007, in the case of options with an expiration date of January 28, 2014, (b) February 2, 2008, in the case of options with an expiration date of February 2, 2015 (c) February 1, 2009, in the case of options with an expiration date of February 1, 2016, (d) January 31, 2010, in the case of options with an expiration date of January 31, 2017, and (e) January 30, 2011, in the case of options with an expiration date of January 30, 2018.

(2)
The vesting date for the unexercisable options is: (a) February 4, 2012, in the case of options with an expiration date of February 4, 2019 and (b) February 3, 2013, in the case of options with an expiration date of February 3, 2020.

(3)
Represents the number of shares attainable at fiscal year-end 2011 underlying the time-vested restricted stock granted in 2011.

(4)
Represents the value, based on the stock price at December 31, 2011, of the time-vested restricted stock listed in column (g).

(5)
The first number in column (i) represents the total number of shares attainable at the target level of performance for the 2009, 2010 and 2011 grants of performance-based restricted stock.

(6)
The second number in column (i) represents the number of shares attainable at fiscal year-end 2011 through the dividend equivalents awarded with the 2009 and 2010 option grants. The number of shares is derived by dividing the accumulated value of the dividend equivalents by the closing price of our common stock at year-end.

(7)
The first number represents the value, based on the stock price at December 31, 2011, of the performance-based restricted stock listed in column (i) and the second number represents the value of the shares listed in column (i) attainable through dividend equivalents awarded with the 2009 and 2010 option grants.

(8)
Ms. Delano was not eligible for equity awards prior to becoming an executive officer on August 1, 2011.

Option Exercises and Stock Vested

        The following table provides information with respect to the number and value of shares acquired during 2011 from the exercise of vested stock options, dividend equivalents and the vesting of performance-based and time-vested stock awards.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(1)(2) (#) (d)	Value Realized on Vesting ($) (e)
B.P. Beecher	353	8,119	6,609	144,135
W.L. Gipson	1,913	44,118	19,785	431,075
L.A. Delano(3)	N/A	N/A	N/A	N/A
G.A. Knapp	264	6,072	4,952	107,998
R. F. Gatz	0	0	4,728	103,112
M.E. Palmer	283	6,520	5,177	112,906
K.S. Walters	340	7,834	4,469	97,466

(1)
Represents the vesting of the following awards granted in 2008: performance-based restricted stock and dividend equivalents.

(2)
Includes 611 shares of the 2011 time-vested restricted stock award grant which was prorated and vested upon the retirement of Mr. Gipson.

(3)
Ms. Delano was not eligible for equity awards prior to becoming an executive officer on August 1, 2011.

Pension Benefits

        We maintain The Empire District Electric Company Employees' Retirement Plan ("Retirement Plan") covering substantially all of our employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement at a reduced benefit level permitted under certain conditions. We also maintain The Empire District Electric Company Supplemental Executive Retirement Plan ("SERP") which covers our officers who are participants in the Retirement Plan. We desire to provide a retirement benefit to our executive officers that is proportional, with respect to percentage of final average annual earnings, to the retirement benefit available to all other eligible employees. However the amount of average annual earnings that can be used to calculate retirement benefits under the Retirement Plan is restricted by Internal Revenue Code limitations. As explained below, the SERP is designed to restore retirement benefits an executive officer would otherwise lose due to such limitations. The SERP is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

        The following table sets forth, with respect to each Named Executive Officer, the actuarial present value at December 31, 2011 of accumulated benefits under the Retirement Plan and the SERP, the number of years of credited service and the payments made under such plans during 2011.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year(2) ($) (e)
B.P. Beecher	The Empire District Electric Company Employee's Retirement Plan	22.1	392,988	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	22.1	297,386	0
W.L. Gipson(3)	The Empire District Electric Company Employee's Retirement Plan	30.8	1,222,684	44,176
	The Empire District Electric Company Supplemental Executive Retirement Plan	30.8	3,161,088	114,211
L.A. Delano	The Empire District Electric Company Employee's Retirement Plan	19.8	305,936	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	19.8	0	0
G.A. Knapp(3)	The Empire District Electric Company Employee's Retirement Plan	32.0	1,376,229	39,838
	The Empire District Electric Company Supplemental Executive Retirement Plan	32.0	442,967	0
R.F. Gatz	The Empire District Electric Company Employee's Retirement Plan	10.8	379,397	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	10.8	77,940	0
M.E. Palmer	The Empire District Electric Company Employee's Retirement Plan	25.6	691,111	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	25.6	199,987	0
K.S. Walters	The Empire District Electric Company Employee's Retirement Plan	19.5	350,672	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	19.5	87,446	0

(1)
Value represents Actuarial Present Value of age 65 monthly benefit. Assumed discount rate of 4.70%, no pre-retirement mortality or decrements, no collar adjustment and post-retirement mortality tables for males and females (projected on a static basis) required by the Pension Protection Act of 2006 and published by the Internal Revenue Service for funding valuations in 2011.

(2)
Represents the value of retirement benefit payments actually paid during 2011 from the Retirement Plan and SERP.

(3)
Mr. Gipson retired from his position as President and CEO effective May 31, 2011. Mr. Knapp retired from his position as Vice President—Finance and CFO effective July 31. Accordingly, Mr. Gipson's and Mr. Knapp's accumulated benefit values listed in column (d) represent the present value of their actual annual benefits. As described above in Note 7 to the Summary Compensation Table, the present value of Mr. Gipson's and Mr. Knapp's accumulated benefit was affected by the commencement of their retirements at a time other than the Retirement Plan's normal age 65 retirement.

        Normal retirement under the Retirement Plan is age 65, or, for individuals hired after December 31, 1996 and within 5 years of their 65th birthday, normal retirement will be the 5th anniversary of their hire date. Retirement benefits are calculated based on credited service, average annual earnings, and Social Security covered compensation. The formula used to determine normal retirement benefits is as follows:

  •
  1.2625% of average annual earnings up to Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.64125% of average annual earnings in excess of Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.64125% of average annual earnings times years of credited service in excess of 35 years up to a maximum of 5 additional years of covered service.

        Earnings include base salary, cash incentive amounts, the value of performance-based restricted stock and time-vested restricted stock on the award date, and dividend equivalents. Average annual earnings is the average of annual earnings over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. Early retirement is available at age 55 with 5 years of eligibility service (any plan year after age 21). The benefit is calculated in the same manner as the normal retirement benefit before applying early retirement reduction factors which reduce the normal retirement benefit by a certain percentage. For instance, the normal retirement benefit is reduced by 25% if an employee elects to retire at age 55. If an employee terminates employment after completing five years of vesting service (a plan year after age 18 in which the employee completes 1,000 hours of service), such employee is entitled to a benefit beginning at age 65. The benefit is calculated in the same manner as the normal retirement benefit. Forms of benefits include life only, and 25%, 33 1/3%, or 66 2/3% joint and survivor ("J&S") benefits. Election of the J&S benefit (only available to married participants) has the effect of reducing the employee's benefit. The reduction is dependent on the employee's age, the spouse's age, and the J&S benefit percentage elected.

        Executive officers whose accrued benefit under the Retirement Plan is reduced by the limits set forth in Section 401 or Section 415 of the Internal Revenue Code, or whose anticipated earnings for any year exceed $120,000, become a participant in the SERP. Generally, benefits payable under the SERP equal the difference between the benefit calculated under the Retirement Plan without regard to Internal Revenue Code limitations, and the benefit calculated under the Retirement Plan as limited by the Internal Revenue Code. Actuarial equivalencies are determined in accordance with the actuarial assumptions set forth in the Retirement Plan.

        Ms. Delano is eligible for early retirement under the terms of the Retirement Plan. Mr. Palmer and Mr. Gatz are eligible for early retirement under the terms of the Retirement Plan and the SERP. The present value of Ms. Delano's, Mr. Palmer's, and Mr. Gatz's approximate early retirement benefit under the Retirement Plan, payable as a single life annuity and assuming retirement at December 31, 2011, is $431,919, $1,021,040, and $463,576, respectively. The present value of Mr. Palmer's and Mr. Gatz's approximate early retirement benefit under the SERP, payable as a single life annuity and assuming retirement at December 31, 2011, is $295,456 and $95,233, respectively. These amounts are not included in the table above.

Potential Payments upon Termination and Change in Control

        The Board of Directors adopted a Change In Control Severance Pay Plan in 1991, amended most recently in 2001, that covers our executive officers as well as our other key employees who are not executive officers. The plan provides severance pay benefits upon involuntary or voluntary termination of employment after a Change In Control.

Change In Control

        A Change In Control will be deemed to have occurred if:

  1.
  A merger or consolidation of Empire with any other corporation is consummated, other than a merger or consolidation which would result in our voting securities held by such stockholders outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converting into voting securities of the surviving entity) more than 75% of the voting securities of Empire or such surviving entity outstanding immediately after such merger or consolidation;

  2.
  A sale, exchange or other disposition of all or substantially all the assets of Empire for the securities of another entity, cash or other property is consummated;

  3.
  Empire stockholders approve a plan of liquidation or dissolution of Empire;

  4.
  Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Empire or other than a corporation owned directly or indirectly by the stockholders of Empire in substantially the same proportions as their ownership of voting securities of Empire, is or becomes the beneficial owner, directly or indirectly, of voting securities of Empire representing at least 25% of the total voting power represented by such securities then outstanding; or

  5.
  Individuals who on January 1, 2001 constituted the Empire Board of Directors and any new director whose election by the Empire Board of Directors or nomination for election by Empire's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on January 1, 2001 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Involuntary Termination

        An involuntary termination is deemed to occur if (1) we terminate the employment of the executive officer or key employee within two years after a Change In Control other than for certain reasons (such as specified acts of willful misconduct, felony convictions or failure to perform duties) or (2) the executive officer or key employee terminates the employment within two years after a Change In Control and within 180 days after a material reduction or change in responsibilities or authority, reassignment to another geographic location, or a reduction in base salary or incentive compensation or other benefits. Should an involuntary termination occur, an executive officer would be eligible for a payment equal to 36 months of compensation. This compensation includes the executive officer's current annual base salary plus the average of annual incentive compensation paid to the executive in the three years prior to the calendar year of the involuntary termination. Payments pursuant to an involuntary termination of employment are made in the form of a lump sum within 30 days following termination.

Voluntary Termination

        A voluntary termination is deemed to occur if the executive officer or key employee elects to terminate his or her employment between the first anniversary date of a Change In Control and the date that is 18 months after the Change In Control. In the case of a voluntary termination, the executive officer or key employee would be eligible for the same compensation as if it were a involuntary termination, except that the amount of compensation would be payable in monthly installments equivalent to the period corresponding to the multiple used to calculate the severance benefit (e.g., 36 months in the case of an executive officer) rather than in a lump sum.

        Estimated lump-sum severance payments and benefits payable to named executive officers in the event of a Change In Control based on involuntary termination are as follows:

Name	Severance Benefit ($)	Annual Incentive Bonus ($)	Stock Options ($)	Dividend Equivalents ($)	Restricted Stock ($)	Benefits Continuation ($)	Excise Tax and Related Gross-Up ($)	Retirement Enhancement ($)	Total Severance Benefit ($)
B.P. Beecher	1,228,210	60,317	17,605	15,360	33,111	43,649	821,067	588,723	2,808,042
L.A. Delano	482,605	14,081	0	0	0	12,617	563,079	709,422	1,781,804
R.F. Gatz	797,007	39,152	11,645	10,176	22,081	12,617	576,895	501,136	1,970,709
M.E. Palmer	853,853	40,698	12,216	10,688	22,798	43,649	662,849	608,665	2,255,416
K.S. Walters	920,413	46,159	11,645	7,552	24,127	43,649	652,785	461,194	2,167,524

        The amounts in the above table assume that the Change In Control and the involuntary termination occurred on December 31, 2011, and the price of our common stock was the closing market price on December 31, 2011.

        Executive officers or key employees are eligible for continuation (under similar cost sharing arrangements as immediately prior to a Change In Control) of benefits and service credit for benefits they would have received had they remained an employee of Empire (in the case of involuntary termination of an executive officer, a period of 36 months or, in the case of a voluntary termination, for the period during which the executive officer is entitled to receive the other severance benefits). Benefits include medical, life and accidental death and dismemberment insurance. Executive officers or key employees accumulate additional service credit as a result of a Change In Control equal to the period corresponding to the multiple used to calculate the severance benefit (e.g., 36 months in the case of an executive officer). Such executive officers or key employees are eligible to receive an enhanced retirement benefit equal to the difference between the retirement benefit they would receive (including Retirement Plan and SERP benefits) had they not received additional service credit and the retirement benefit they would receive when such additional service credit is included.

        All stock options granted become immediately exercisable in full and all time-vested restricted stock and performance-based restricted stock granted becomes immediately payable in full upon an involuntary or voluntary termination following a Change In Control. If any payments to qualifying individuals are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, such qualifying individual(s) will receive an additional gross-up amount designed to place them in the same after-tax position as if the excise tax had not been imposed.

        In order to receive severance benefit payments outlined above, an executive officer is not required to satisfy any additional condition or obligation, except that in the event of a voluntary termination, payments and benefits cease in the event the executive officer or key employee becomes otherwise employed.

 Director Compensation

        Our non-employee Directors received the following aggregate amounts of compensation during the year ended December 31, 2011.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(2) (g)	Total ($) (h)
K.R. Allen	62,500	45,000	0	0	0	8,816	116,316
W.L. Gipson(3)	32,083	26,250	0	0	0	441	58,774
R.C. Hartley	62,500	45,000	0	0	0	19,881	127,381
B.D. Helton(4)	20,833	45,000	0	0	0	5,147	70,980
D.R. Laney	162,500	45,000	0	0	0	8,808	216,308
B.C. Lind	62,500	45,000	0	0	0	4,249	111,749
B.T. Mueller	66,000	45,000	0	0	0	11,284	122,284
T.M. Ohlmacher(5)	39,667	30,000	0	0	0	433	70,100
P.R. Portney	62,000	45,000	0	0	0	4,249	111,249
H.J. Schmidt	55,000	45,000	0	0	0	2,330	102,330
C.J. Sullivan(6)	57,000	45,000	0	0	0	2,642	104,642

(1)
Represents the annual award accrued to each Director under the Stock Unit Plan for Directors.

(2)
Represents dividends paid on accrued phantom stock units earned under the Stock Unit Plan for Directors and interest on fees accumulated quarterly for Messrs. Helton and Sullivan.

(3)
Mr. Gipson retired as President and CEO from the Company on May 31, 2011 and became eligible to receive fees for his continued service as a Director.

(4)
Mr. Helton retired from the Board in April 2011. Mr. Helton had elected to receive 100% of his Director compensation in Empire common stock under the 2006 Stock Incentive Plan. The entire amount of $20,833 listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $98 in interest in 2011 which is included in column (g).

(5)
Mr. Ohlmacher became a Director in April 2011.

(6)
Mr. Sullivan has elected to receive 100% of his Director compensation in Empire common stock under the 2006 Stock Incentive Plan. The entire amount of $57,000 listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $312 in interest in 2011 which is included in column (g).

        An analysis of the fees and retainers earned by the non-employee Directors in 2011 is provided in the following table:

Name (a)	Annual Retainer ($) (b)	Chairman and Committee Chair Fees ($) (c)	Director Training Fees ($) (d)	Annual Award of Stock Units ($) (e)	All Other Compensation ($) (f)	Total ($) (g)
K.R. Allen	55,000	7,500	0	45,000	8,816	116,316
W.L. Gipson	32,083	0	0	26,250	441	58,774
R.C. Hartley	55,000	7,500	0	45,000	19,881	127,381
B.D. Helton	18,333	2,500	0	45,000	5,147	70,980
D.R. Laney	55,000	107,500	0	45,000	8,808	216,308
B.C. Lind	55,000	7,500	0	45,000	4,249	111,749
B.T. Mueller	55,000	10,000	1,000	45,000	11,284	122,284
T.M. Ohlmacher	36,667	0	3,000	30,000	433	70,100
P.R. Portney	55,000	5,000	2,000	45,000	4,249	111,249
H.J. Schmidt	55,000	0	0	45,000	2,330	102,330
C.J. Sullivan	55,000	0	2,000	45,000	2,642	104,642

Narrative to Director Compensation Table

        For 2011, each Director who was not an officer or full-time employee of Empire was paid a monthly retainer for his or her services as a Director at a rate of $55,000 per annum. The Chairman of each Committee received an additional annual retainer of $7,500 ($10,000 for the Chairman of the Audit Committee). The Chairman of the Board received an additional annual retainer of $100,000. One-twelfth of the annual retainers for the Directors, the Committee Chairman, and the Chairman of the Board are paid each month that the Director serves in that position. In addition, each non-employee Director is paid a $1,000 per day fee in the event an individual Committee or the Board meets more than 10 times per year and a $1,000 per day stipend for outside training.

        Our 2006 Stock Incentive Plan permits our Directors to receive shares of common stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

        In addition to the cash retainer and fees for non-employee Directors, we maintain a Stock Unit Plan for non-employee Directors, which we refer to as the Stock Unit Plan, to provide Directors the opportunity to accumulate compensation in the form of common stock units. When implemented in 1998, the Stock Unit Plan provided Directors the opportunity to convert cash retirement benefits earned under our prior cash retirement plan for Directors into common stock units. All eligible Directors who had benefits under the prior cash retirement plan converted their cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director, or on a date elected in advance by the Director with respect to awards made on or after January 1, 2006. The number of units granted annually is calculated by dividing the annual contribution rate, which is either the annual retainer fee or such other amount as is established by the Compensation Committee of the Board of Directors, by the fair-market value of our common stock on January 1 of the year the units are granted. The annual contribution rate for 2011 was $45,000 and increased to $50,000 effective January 1, 2012. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend's record date. During 2011, 31,243 units were converted to common stock by retired and current Directors, 20,972 units were granted for services provided in 2011 (based on an annual contribution rate of $45,000), and 4,316 units were granted pursuant to the provisions of the plan providing for the reinvestment of dividends on stock units in additional stock units.

        In accordance with Empire's Corporate Governance Guidelines, Empire encourages Directors to attend education programs relating to the responsibilities of directors of public companies. The expenses for the Directors to attend these courses are paid by Empire. Empire reimburses Directors for expenses incurred in connection with their position as a Director including the reimbursement of expenses for transportation. Empire maintains $250,000 of business travel accident insurance for non-employee Directors while traveling on Empire business.

5. TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

        There were no reportable transactions with related persons during 2011.

Review, Approval or Ratification of Transactions with Related Persons

        Our Nominating/Corporate Governance Committee has adopted a written Policy and Procedures with Respect to Related Person Transactions (the "Policy"). The Policy is available on our website at www.empiredistrict.com. The Policy provides that any proposed Related Person Transaction be submitted to the Nominating/Corporate Governance Committee for consideration. In determining whether or not to approve the transaction, the Policy provides that the Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to us; the impact on a Director's independence; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Policy provides that the Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of Empire and its stockholders, as the Committee determines in good faith.

        For purposes of the Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Empire (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        For purposes of the Policy, a "Related Person" means:

  1.
  any person who is, or at any time since the beginning of our last fiscal year was, a Director or executive officer or a nominee to become a Director of Empire;

  2.
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and

  3.
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner.

        The policy specifically provides that transactions involving the rendering of services by us (in our capacity as a public utility) to a Related Person at rates or charges fixed in conformity with law or governmental authority will not be considered Related Person Transactions.

 6. OTHER MATTERS

Audit Committee Report

        The Audit Committee reviews Empire's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2011 Annual Report on Form 10-K with Empire's management and the Independent Registered Public Accounting Firm ("Independent Auditors"). Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The Independent Auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Empire maintained effective internal control over financial reporting.

        The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditors' communications with the Audit Committee concerning independence, and has discussed with the Independent Auditors, the auditor's independence. The Audit Committee has considered whether the services provided by the Independent Auditors in 2011, described in this proxy statement, are compatible with maintaining the auditor's independence and has concluded that the auditor's independence has not been impaired by its engagement to perform these services.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Empire's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

B. Thomas Mueller, Chairman
Kenneth R. Allen
Ross C. Hartley
Bonnie C. Lind

Fees Billed by Our Independent Registered Public Accounting Firm During Each of the Fiscal Years Ended December 31, 2011 and December 31, 2010

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

Audit Fees

        The aggregate fees billed by our Independent Auditors for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K, the audit of our internal control over financial reporting, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q, as well as services provided in connection with certain of our equity and debt offerings, totaled $773,000 for the year ended December 31, 2011, as compared to $687,300 for the year ended December 31, 2010.

Audit-Related Fees

        The aggregate fees billed by our Independent Auditors for audit related services during the year ended December 31, 2011 totaled $60,000 related to services provided by PwC in connection with a planned information system implementation. There were no such fees during the year ended December 31, 2010.

Tax Fees

        There were no fees billed by our Independent Auditors for tax services during each of the years ended December 31, 2011 and 2010.

All Other Fees

        The aggregate fees billed by our Independent Auditors for other services during the year ended December 31, 2010 totaled $1,500 related to our use of an Internet-based accounting research tool provided by PwC. No such fees were billed during the year ended December 31, 2011.

Audit Committee Pre-Approval Policies and Procedures

        All auditing services and non-audit services provided to us by our Independent Auditors must be pre-approved by the Audit Committee (other than the de minimis exceptions provided by the Exchange Act). All of the Audit, Audit-Related, Tax Fees and All Other Fees shown above for 2011 and 2010 satisfied these Audit Committee procedures.

Communications with the Board of Directors

        The Board of Directors provides a process for interested parties (including security holders) to send communications to the Board, including those communications intended for non-management or independent Directors. These procedures may be found on our website at www.empiredistrict.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the NYSE. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all our executive officers and Directors complied with applicable Section 16(a) filing requirements.

Other Business

        At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Empire and its stockholders.

7. STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

        The 2013 Annual Meeting is tentatively scheduled to be held on April 25, 2013. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2013 Annual Meeting, must be received at Empire's principal office not later than November 14, 2012. If the date of the 2013 Annual Meeting is changed by more than 30 days from April 25, 2013, stockholders will be advised of such change and of the new date for submission of proposals. If a stockholder intends to submit a proposal that is not to be included in our proxy materials for the 2013 Annual Meeting, the stockholder must give us notice of not less than 35 days and no more than 50 days before the date of the 2013 Annual Meeting in accordance with the requirements set forth in our Articles of Incorporation.

8. HOUSEHOLDING

        Pursuant to the SEC rules regarding delivery of proxy statements, annual reports or Notice of internet availability of proxy materials to stockholders sharing the same address, we may deliver a single proxy statement, annual report or Notice of internet availability of proxy materials to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings for us. In order to take advantage of this opportunity, we may have delivered only one proxy statement, annual report or Notice of internet availability of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement, annual report or Notice of internet availability of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement, annual report or Notice of internet availability of proxy materials, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

        If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

9. ELECTRONIC PROXY VOTING

        Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S.; (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

10. INTERNET AVAILABILITY OF PROXY MATERIALS

        This year, we are once again pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet. They may also request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice.

        The proxy statement and 2011 Annual Report are available online atwww.ematerials.com/ede. Please have the 3-digit company number, 11-digit control number and the last 4 digits of your Social Security Number or Tax Identification Number available in order to vote your proxy. The 3-digit company number and 11-digit control number are located in the box in the upper right hand corner on the front of the proxy card and the Important Notice Regarding the Availability of Proxy Materials.

 11. DIRECTIONS TO THE ANNUAL MEETING

        Directions to the Annual Meeting being held at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, are as follows:

  To Joplin from the West: Take I-44 East to Exit 8B. Merge onto US-71 BUS N/S Range Line Road for about 0.4 miles. Turn right onto Hammons Boulevard. The Holiday Inn will be on the right.

  To Joplin from the North: From MO-171, turn South onto S. Madison Street. Travel 1.2 miles. Continue on Range Line Road for 5 miles. Turn left onto Hammons Boulevard, just before the I-44 intersection. The Holiday Inn will be on the right.

  To Joplin from the East: Take I-44 West to Exit 8B. Make right onto Range Line Road and turn right immediately onto Hammons Boulevard. The Holiday Inn will be on the right.

Dated: March 14, 2012

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EITHER VOTE THE PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

APPENDIX A

        Listed below are the names of the companies that participated in the national market survey compiled by the compensation consultant. The number of parent organizations participating in the survey was over 500.

  7-Eleven
  A.H. Belo—Dallas Morning News, The
  AAI
  Abercrombie & Fitch
  Ace Hardware
  ACE INA
  ACUITY
  Advance Auto Parts
  AEGON
  Aeropostale
  AES
  Aetna
  AFC Enterprises
  Ahold USA—Stop & Shop Supermarket
  Air Liquide America
  Air Products
  AK Steel
  Akzo Nobel—Functional Chemicals
  Alex Lee
  Alexander & Baldwin
  Alliant Techsystems
  Almatis
  Alticor
  Altria Group
  Amcor—Amcor PET Packaging
  American Crystal Sugar
  American Eagle Outfitters
  American Enterprise Group
  American Institute of Graphic Arts
  American National Insurance
  Amerigroup
  Amsted Industries—Consolidated Metco
  Anaheim Public Utilities
  Andersons, The
  Anheuser-Busch
  AnnTaylor Stores
  Applebee's International
  Aramark
  ArcelorMittal
  Arch Chemicals
  Argonne National Laboratory
  Arkansas Blue Cross and Blue Shield
  ArvinMeritor
  Ashland
  Associated Materials
  Assurant—Assurant Health
  Atmos Energy
  AutoZone
  Avista
  Baker Petrolite
  Bank of Montreal—Harris Bancorp
  BASF
  Belk
  Benihana
  BEP Colorado Restaurants
  Best Buy
  Blockbuster
  Blue Cross and Blue Shield of Alabama
  Blue Cross and Blue Shield of Florida
  Blue Cross and Blue Shield of Kansas
  Blue Cross and Blue Shield of Kansas City, MO
  Blue Cross and Blue Shield of Massachusetts
  Blue Cross Blue Shield of South Carolina
  Blue Shield of California
  Bluestar Silicones
  Bob Evans Farms
  Boddie-Noell Enterprises
  BoJangles' Restaurants
  Bon-Ton Stores, The
  Boston Beer
  Boston Market
  Briad Group
  Brinker International
  Brown-Forman
  Buca
  Buckman Laboratories
  Buffalo Wild Wings
  Buffet Partners
  Buffets
  Bunge
  Burger King
  Burlington Northern and Santa Fe Railway
  C&S Wholesale Grocers
  Cabot
  Calgon Carbon
  California Independent System Operator
  Capital Metropolitan Transportation Authority
  CareFirst Blue Cross Blue Shield
  Caribou Coffee
  Carlson Restaurants Worldwide
  Carrols Restaurant Group
  Carter's
  Carus Chemical
  Caterpillar
  Cato
  CBC Restaurant
  CBRL Group
  CDX Gas
  CEC Entertainment
  Centene
  CenterPoint Energy
  Champion Technologies
  Checkers Drive-In Restaurants
  Cheesecake Factory
  Chemtura
  Chevron Phillips Chemical
  Chicago Mercantile Exchange
  Chico's FAS
  Children's Place, The
  Chipotle Mexican Grill
  Chiquita Brands International
  CHS
  Ciba Specialty Chemicals
  CIGNA
  Circuit City Stores
  City of Austin—Austin Energy
  CKE Restaurants
  Claim Jumper Restaurants
  Clariant
  Coach
  Cognis

  Colgate-Palmolive
  Collective Brands
  Collin County
  Colorado Springs Utilities
  Comcast Cable Communications
  Concessions International
  ConnectiCare
  Constellation Brands
  Cooper Industries
  Costco Wholesale
  Coty
  COUNTRY Insurance & Financial Services
  Coventry Health Care
  CPS Energy
  Crate and Barrel
  Culvers Franchising System
  CUNA Mutual
  Curtiss-Wright
  CVS/Caremark
  D&B
  Dal-Tile
  Darden Restaurants
  Dave & Buster's
  Deere
  Del Monte Foods
  Delta Dental Plan of Colorado
  Denny's
  Diageo North America
  Dick's Sporting Goods
  Dollar General
  Dollar Tree Stores
  Dominion Resources
  Domino's Pizza
  Donatos Pizzeria
  Dow Chemical
  Dow Corning
  Dow Reichhold Specialty Latex
  DPL
  Duke and King Acquisition
  Dunkin' Brands
  DuPage County Government
  E & J Gallo Winery
  E. I. du Pont de Nemours
  East Bay Municipal Utility District, CA
  Eastman Chemical
  Eat'n Park Hospitality Group
  Eaton
  El Pollo Loco
  Electric Reliability Council of Texas
  ElectriCities of North Carolina
  Employers Mutual Casualty
  Energy Future Holdings
  Envision
  Erie Insurance Group
  Esmark
  Express
  Exterran
  Fabri-Kal
  Fairplex
  Fallon Community Health Plan
  Family Dollar Stores
  Famous Dave's of America
  Fazoli's System Management
  FBL Financial Group
  FedEx—FedEx Express
  Fired Up
  Flowserve
  FMC
  Foot Locker
  Friendly Ice Cream
  Frisch's Restaurants
  Fuller Foundation
  GameStop
  Gap
  Garden Fresh Restaurants
  Gardener's Supply
  Gardner Denver
  GenCorp
  GEO Specialty Chemicals
  Georgia Baptist Foundation
  Georgia Gulf
  Global Aero Logistics
  Global Cash Access
  Golden Corral
  Goodrich
  Great Plains Energy—Kansas City Power & Light
  Group Health Cooperative
  Gymboree
  H.B. Fuller
  h.h. gregg
  Hallmark Cards
  Hard Rock Café Restaurants
  Harleysville Group
  Harris Holdings
  Harris Teeter
  Harvard Pilgrim
  Harvard Vanguard Medical Associates
  Health Care Service
  Health Net
  Health New England
  Health Partners
  HealthPartners
  HealthSpring
  Heaven Hill Distilleries
  Hercules
  Hershey Foods
  Hexion Specialty Chemicals
  Hilcorp Energy
  Hillwood Development
  HMS Host
  Home Depot, The
  Hooters of America
  Horizon Blue Cross Blue Shield of New Jersey
  Hormel Foods
  Hot Topic
  Huhtamaki
  IHOP
  Ilitch Holdings—Little Caesar Enterprises
  Illinois Tool Works
  Independence Blue Cross
  Independent Bank
  Ingersoll-Rand
  Innophos
  In-N-Out Burger
  Institute of Nuclear Power Operations
  International Copper Association
  International Dairy Queen
  International Flavors & Fragrances
  Iroquois Pipeline
  J. C. Penney
  J.Crew
  Jack in the Box
  Jacmar—Shakey's USA
  JEA
  Jewelers Mutual Insurance
  Jewelry Television
  Johnny Rockets Group
  Joy Global
  K & W Cafeterias
  Kaiser Foundation Health Plan
  Kansas City Life Insurance

  Kellogg
  Kennametal
  Kforce
  Kinder Morgan
  King Pharmaceuticals
  Knoxville Utilities Board
  Kohl's
  Krispy Kreme Doughnuts
  Krystal Companies, The
  L.L. Bean
  La Madeleine de Corps
  Landauer
  Landmark Education
  Legal Sea Foods
  Lehigh Hanson
  Lennox International
  Leukemia & Lymphoma Society, The
  LifeWay Christian Resources
  Limited Brands
  Limited Stores
  Liz Claiborne
  Logan's Roadhouse
  LOMA
  Lord & Taylor
  L'Oreal USA
  Louisiana Workers' Compensation
  Lowe's
  Lubrizol
  M&T Bank
  Macy's
  Maidenform Brands
  Main Street America Group, The
  Make-a-Wish Foundation of America
  Marmon Group—Union Tank Car
  Massachusetts Society of Certified Public Accountants
  Masterfoods USA
  Matthews International
  Mazzio's
  McCormick & Company
  McDonald's
  McGraw-Hill
  MeadWestvaco
  Medco Health Solutions
  Medicines
  Meijer
  Memphis Light, Gas & Water
  Mervyns
  MetLife
  Metromedia Restaurant Group
  Metropolitan Water District of Southern California
  Metso Minerals Industries
  Michaels Stores
  Micro Electronics
  Mid-Continent Research for Education and Learning
  Midwest Independent Transmission System Operator
  Millennium Inorganic Chemicals
  Minnkota Power Cooperative
  Mirant
  Missouri Employers' Mutual Insurance
  Modine Manufacturing
  Molson Coors Brewing
  Montana Dakota Utility
  Moog
  Morton's Restaurant Group
  Mosaic
  Multiplan
  Mutual of America
  MVP Health Care
  NACCO Materials Handling
  Nashville Electric Service
  National Shooting Sports Foundation
  Neighborhood Health Plan
  Nestle USA
  New Jersey Transit
  New York & Company
  New York City Department of Education
  New York Community Bancorp
  New York Independent System Operator
  New York Power Authority
  Newark InOne
  NewMarket
  Noranda Aluminum
  Nordstrom
  NOVA Chemicals
  Novo Nordisk
  NPC
  NRT
  Nuvelo
  Occidental Petroleum—Occidental Chemical
  Ocean Spray Cranberries
  O'Charley's
  Office Depot
  OfficeMax
  Olathe Health Systems
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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY # THE EMPIRE DISTRICT ELECTRIC COMPANY ANNUAL MEETING OF STOCKHOLDERS April 26, 2012 10:30 a.m. CDT Holiday Inn 3615 South Range Line Joplin, Missouri 64804

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on April 26, 2012.

Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held at the Holiday Inn, 3615 South Range Line, Joplin, Missouri on April 26, 2012 at 10:30 a.m. CDT.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. Directions to The Empire District Electric Company 2012 Annual Meeting are available in the Proxy Statement which can be viewed at www.ematerials.com/ede and on the reverse side of this notice.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and 2011 Annual Report are available at www.ematerials.com/ede .

If you want to receive a paper copy of these documents or an email with a link to the electronic copies, you must request one.  There is no charge to you for requesting a copy.  Although proxy materials will continue to be available after the meeting, please make your request for a copy as instructed on the reverse side of this notice on or before April 13, 2012 to facilitate timely delivery in advance of the Annual Meeting.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1.         To elect four Directors for terms of three years:

01 D. Randy Laney            02 Bonnie C. Lind            03 B. Thomas Mueller            04 Paul R. Portney

2.         To ratify the appointment of PricewaterhouseCoopers LLP as Empire’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.         To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement.

4.         To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/ede

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on April 25, 2012.

• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card,

proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/ede. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “EDE Materials Request” in the subject line. The email must include:

•             The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•             Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•             If you choose email delivery you must include the email address.

•             If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Directions to the Annual Meeting being held at the Holiday Inn, 3615 South Range Line, Joplin, Missouri:

To Joplin from the West: Take I-44 East to Exit 8B. Merge onto US-71 BUS N/S Range Line Road for about 0.4 miles. Turn right onto Hammons Boulevard. The Holiday Inn will be on the right.

To Joplin from the North: From MO-171, turn South onto S. Madison Street. Travel 1.2 miles. Continue on Range Line Road for 5 miles. Turn left onto Hammons Boulevard, just before the I-44 intersection. The Holiday Inn will be on the right.

To Joplin from the East: Take I-44 West to Exit 8B. Make right onto Range Line Road and turn right immediately onto Hammons Boulevard. The Holiday Inn will be on the right.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/ede Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 25, 2012. Please have your Social Security Number or Tax ID Number available.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 25, 2012. Please have your Social Security Number or Tax ID Number available.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to THE EMPIRE DISTRICT ELECTRIC COMPANY, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of four Directors for terms of three years:	01 D. Randy Laney 02 Bonnie C. Lind	03 B. Thomas Mueller 04 Paul R. Portney	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Empire’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐ For	☐ Against	☐ Abstain

3.	To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement.	☐ For	☐ Against	☐ Abstain

4.	Upon any other matter which may come before the meeting in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TWO ADDITIONAL WAYS TO VOTE

Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and registered.
Go to Web site:

www.eproxy.com/ede

Follow these three easy steps:

• Read the accompanying Proxy Statement and Proxy Card.

• Go to Web site www.eproxy.com/ede

• Follow the simple instructions.

Vote by Telephone

It’s fast, convenient, and your vote is immediately confirmed and registered.
Call toll-free on a touch-tone phone in the
U.S. or Canada:

1-800-560-1965

Follow these three easy steps:

• Read the accompanying Proxy Statement and Proxy Card.

• Call the toll-free phone number above.

• Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

You are cordially invited to attend the 2012 Annual Meeting of Stockholders on Thursday, April 26, 2012, at 10:30 A.M. (Central Daylight Time), at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

It is important that these shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may vote by telephone or Internet or you may sign, date and return this proxy card.

The Empire District Electric Company 602 S. Joplin Avenue Joplin, MO 64801	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 26, 2012.

If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints B. P. Beecher,
L. A. Delano and J. S. Watson, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of The Empire District Electric Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, on April 26, 2012, at 10:30 A.M. (CDT), or any adjournment thereof.

This proxy also provides voting instructions for shares held by FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE FOR THE EMPIRE DISTRICT ELECTRIC COMPANY 401(K) PLAN AND ESOP, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in the Plan. The Trustee will vote these shares as you direct. If no direction is given to the Trustee, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. For registered shares, this card should be voted, by Internet, telephone or mail, in time to reach the Company’s proxy tabulator, Wells Fargo Shareowner Services, by 11:59 P.M. (CDT) on Wednesday, April 25, 2012. For shares allocable to the 401(k) Plan and ESOP, this card should be voted by 11:59 P.M. (CDT) on Monday, April 23, 2012. Individual proxy voting and voting instructions will be kept confidential.

See reverse for voting instructions.